UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

AZENTA, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Annual Meeting of
Stockholders of Azenta, Inc.
Monday, January 24, 2022
10:00 a.m. Eastern Standard Time,
Virtual-Only Meeting
RECORD DATE: December 3, 2021
MEETING AGENDA
•	To elect ten director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2022 fiscal year
The stockholders will also act on any other business as may properly come before the meeting.
How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.
You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 23, 2022 for shares held directly and until 11:59 p.m. (Eastern Time) on January 21, 2022 for shares held in a Plan by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.

You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 23, 2022 for shares held directly and until 11:59 p.m. (Eastern Time) on January 21, 2022 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.

If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.
All stockholders of Azenta, Inc. (formerly known as Brooks Automation, Inc.) are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.
By Order of the Board of Directors

JASON W. JOSEPH,
Senior Vice President, General Counsel and Secretary
Chelmsford, Massachusetts
December 15, 2021

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 24, 2022. On December 15, 2021 we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 are available on our website at www.azenta.com. They are also available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

AZENTA, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 24, 2022
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Azenta, Inc., a Delaware corporation (formerly known as Brooks Automation, Inc.) (“we”, “us”, “Azenta” or the “Company”), for use at the Annual Meeting of Stockholders to be held in a virtual-only format, solely by means of remote communication, on January 24, 2022, at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Annual Meeting”).
We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.
We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 15, 2021; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/AZTA2022 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the number listed on our website at www.Azenta.investorroom.com (2022 Annual Meeting Material).
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2021 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/AZTA2022 during the Annual Meeting.
Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that are included in the proxy materials.
Submitting Questions at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AZTA2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.azenta.investorroom.com (2022 Annual Meeting Material) as soon as practical after the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.azenta.investorroom.com (2022 Annual Meeting Material).
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the Securities and Exchange Commission (“SEC”), is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices, and, as noted below, it can also be obtained via the Internet. Exhibits will be provided upon written request and payment of an appropriate processing fee.
AZENTA – 2021 Proxy Statement 1

GENERAL INFORMATION
GENERAL INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only stockholders of record at the close of business on December 3, 2021 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 74,913,066  shares of our common stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either at the Annual Meeting or by proxy. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.azenta.investorroom.com (2022 Annual Meeting Material). A list of our registered holders as of the close of business on the record date will be made available to stockholders during the 10 days prior to the Annual Meeting; to access such list of registered holders, email Jason W. Joseph, Senior Vice President, General Counsel and Secretary of the Company, at Jason.Joseph@azenta.com. Stockholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and the proxy card are available at: www.proxyvote.com.
Brooks Automation, Inc. Renamed Azenta, Inc.
On December 1, 2021, we changed our name from Brooks Automation, Inc. to Azenta, Inc. and our Common Stock began trading on the Nasdaq Stock Market under our new ticker symbol, “AZTA”, effective at the open of market trading on the same day. Following completion of the pending sale of our Semiconductor Solutions Group business, which was announced on September 20, 2021 and is expected to be completed in the first half of calendar year 2022, our business will consist of our Life Sciences businesses, operating under the brand Azenta Life Sciences. No action was required by our stockholders with respect to our name and ticker symbol change.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present virtually or represented by proxy at the Annual Meeting, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting
If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments or postponements thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors and matters related to executive compensation, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to their broker so that their votes may be counted on these important matters.
Proposal No. 1: Election of Directors for a One-Year Term
For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, virtually at the Annual Meeting or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
2 AZENTA – 2021 Proxy Statement

GENERAL INFORMATION
Proposal No. 2: Advisory Vote on Executive Compensation
For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Proposal No. 3: Ratification of the Company’s Independent Registered Public Accounting Firm
For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions will have no effect on the results of the vote on Proposal No. 3. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 3 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if there are any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Azenta or to vote virtually at the Annual Meeting or by mail, telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Without Voting Instructions
Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation and for the ratification of the selection of PwC as the Company’s independent registered accounting firm for the 2022 fiscal year. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares held through Broker by Proxy
If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power. The broker will have discretionary voting power only with respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the 2022 fiscal year, but not with respect to the election of the ten nominees for director or the advisory vote on executive compensation.
Voting of Shares held through Broker at the Annual Meeting
If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters
If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.
AZENTA – 2021 Proxy Statement 3

GENERAL INFORMATION
Voting Procedures
There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 23, 2022 for shares held directly and until 11:59 p.m. (Eastern Time) on January 21, 2022 for shares held in a Plan. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 23, 2022 for shares held directly and until 11:59 p.m. (Eastern Time) on January 21, 2022 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:
•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or
•	attending the Annual Meeting virtually and voting, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 24, 2022
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you may request them without charge upon written request addressed to Company Secretary, Azenta, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices.
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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests while also promoting corporate social responsibility. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Corporate Governance Guidelines that are publicly available on our website at www.azenta.com. The guidelines call for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chairman or an independent lead director. The independent chairman presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the ten nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Martin, Casal and Woollacott, Professor Palepu, Drs. Rosenblatt and Wrighton, and Mses. Davis, McLaughlin and Zane, nine of the ten director nominees, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee and determined that each member of the Audit Committee qualifies as an audit committee financial expert.
The Board of Directors held twenty-two meetings during the fiscal year ended September 30, 2021 and took action once by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.
The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:
•	By telephone: (978) 262-4400
•	By electronic mail: Directors@azenta.com
•	By first class mail, overnight mail or courier:
•	Azenta Board of Directors
Azenta, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
•	By website: https://azenta.investorroom.com/shareholder-feedback
As a matter of policy, we encourage the directors to attend meetings of stockholders, in person, virtually or by telephone. All of the nominees for election as director were directors at the time of the last stockholder meeting in January 2021 and attended that meeting, except for Mr. Casal who was appointed to the Board in November 2021.
In accordance with our Corporate Governance Guidelines, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every two years. We support and encourage Board members to take advantage of director education opportunities. There are many public company director educational venues available, and we believe that our Board members should keep current on the fast-changing areas of corporate governance and related regulations. The Azenta Board members have participated in, and continue to attend, public company director education venues and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.
Chairman of the Board
The Board of Directors has elected Joseph R. Martin to serve as chairman of the Board. The chairman assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.
AZENTA – 2021 Proxy Statement 5

CORPORATE GOVERNANCE
Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying the chair of each committee as well.
Name of Director	Audit	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
Frank E. Casal
Robyn C. Davis
Joseph R. Martin(1)
Erica J. McLaughlin
Krishna G. Palepu
Michael Rosenblatt
Alfred Woollacott, III
Mark S. Wrighton(2)
Ellen M. Zane
Employee Director:
Stephen S. Schwartz
NUMBER OF MEETINGS IN FISCAL 2021	7	37	8	5	10
(1)	Chairman of the Board
(2)	Dr. Wrighton was a member of the Audit Committee during fiscal year 2021 and until November 2021 when he was replaced on the Committee by Mr. Casal.
Chair
Member
Audit Committee
Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm, for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, and internal control over financial reporting and for overseeing the process by which we and the Board of Directors conduct the ongoing assessment and management of the risks we face. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
A copy of the charter of the Audit Committee is publicly available on our website at www.azenta.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Mr. Woollacott (Chair), Mr. Casal and Ms. McLaughlin, each of whom will remain on the Committee during fiscal 2022, if reelected by the stockholders. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence applicable to audit committee members and that Mr. Woollacott, Mr. Casal and Ms. McLaughlin each qualify as an “audit committee financial expert” as the SEC defines that term in Item 407 of Regulation S-K.
The Audit Committee met on seven occasions during fiscal year 2021 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Executive Committee
The purpose of the Executive Committee is to: (i) permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; and (ii) assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. Whenever possible, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at
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CORPORATE GOVERNANCE
www.azenta.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company’s strategic planning and implementation. The Executive Committee is currently comprised of Mr. Martin (Chair), Professor Palepu, Ms. Zane and Dr. Schwartz, each of whom will remain on the Committee during fiscal 2022, if reelected by the stockholders. The Executive Committee met on thirty-seven occasions during fiscal year 2021 and took no action by written consent.
Finance Committee
The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices, transactions and annual and long-term financial plans. Among other things, the Finance Committee recommends how to employ the Company’s cash resources and assists the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.azenta.com. The Finance Committee is comprised of Ms. Davis (Chair), Professor Palepu and Drs. Rosenblatt and Wrighton. Ms. Davis, Professor Palepu, and Drs. Rosenblatt and Wrighton will each remain on the Committee during fiscal 2022, if reelected by the stockholders, and each meets the definition of an independent director. The Finance Committee met on eight occasions during fiscal year 2021 and took one action by written consent.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee has overall responsibility for our compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Performance-Based Variable Compensation Plan, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The Human Resources and Compensation Committee is responsible for the annual compilation of the Chief Executive Officer’s strategic performance objectives and manages his/her annual performance assessment and feedback. Additionally, the Human Resources and Compensation Committee is responsible for planning the succession process for the Chief Executive Officer and the executive staff. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our Compensation Discussion and Analysis in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also reviews all grants to employees under our stock plans and recommends the approval of those grants by the full Board of Directors. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Human Resources and Compensation Committee is publicly available on our website at www.azenta.com. The Human Resources and Compensation Committee is currently comprised of Ms. Zane (Chair), Dr. Rosenblatt and Ms. Davis. Mses. Zane and Davis and Dr. Rosenblatt will remain on the Human Resources and Compensation Committee during fiscal 2022, if reelected by the stockholders. Each of these Human Resources and Compensation Committee members meets the definition of an independent director and the other requirements for membership.
The Human Resources and Compensation Committee met on five occasions during fiscal year 2021 and took no action by written consent.
Please see also the report of the Human Resources and Compensation Committee set forth elsewhere in this proxy statement.
Human Resources and Compensation Committee Interlocks and Insider Participation
None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.
Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; (viii) oversee our significant environmental, social and related governance (ESG) matters and (ix) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the
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CORPORATE GOVERNANCE
charter of the Nominating and Governance Committee is publicly available on our website at www.azenta.com. The members of the Nominating and Governance Committee are Professor Palepu (Chair), Mr. Martin and Ms. Zane. Professor Palepu, Mr. Martin and Ms. Zane will remain on the Nominating and Governance Committee during fiscal 2022, if reelected by the stockholders, and each meets the definition of an independent director.
The Nominating and Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Nominating and Governance Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. In evaluating candidates the Nominating and Governance Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Nominating and Governance Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2022 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”
The Nominating and Governance Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by each Board member being sent a written questionnaire dealing with a variety of elements of the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chairman of the Nominating and Governance Committee conducts individual interviews with each Board member in order to understand fully the perceptions and analysis of each director. The chairman then presents the information that has been collected through these processes to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of ongoing self-evaluation and continuous improvement.
The Nominating and Governance Committee met on ten occasions during fiscal year 2021 and took no action by written consent.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Audit Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks, including delegation to other Committees of the Board with respect to specific areas of business risk where the Audit Committee deems this to be appropriate. Periodically, working initially through the Audit Committee, management and the Board jointly develop and/or review a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the applicable Committees of the Board. The Board of Directors also specifically engages in cybersecurity risk oversight through detailed annual reports, as well as periodic updates from the Company’s chief information officer.
The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Audit Committee is then tasked to coordinate the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.
Board Leadership Structure
The Company’s Corporate Governance Guidelines, as set out on the Company’s corporate web site under “Corporate” and “Investors” and “Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the Board may select the chief executive officer to also serve as Board chairman, but its current practice is to have an independent director serve as
8 AZENTA – 2021 Proxy Statement

CORPORATE GOVERNANCE
chairman. The Guidelines also make clear that in the event that the same person serves as chief executive officer and chairman, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The Company’s Corporate Governance Guidelines also provide that the independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation. It has been the consistent practice of the chairman to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.
In addition, under the Corporate Governance Guidelines, the chairman (with the assistance of the Company Secretary) is primarily responsible for (i) monitoring communications from stockholders and (ii) providing copies or summaries of such communications to the other directors as he or she considers appropriate.
We believe that the separation of the roles of chief executive officer and chairman of the Board of Directors continues to offer benefits including the following:
•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the chief executive officer is increased;
•	having a non-executive chairman provides an independent spokesman for the Company;
•	the chief executive officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.
AZENTA – 2021 Proxy Statement 9

CORPORATE GOVERNANCE
Environmental, Social and Governance
We have had a consistent, steady commitment to be a responsible corporate citizen, and have been in the forefront of many programs for product responsibility, regulatory compliance, employee development, and support for education and our local communities. In 2018, we moved to further formalize and expand our efforts by developing a more integrated environmental, social and governance (ESG) program. Under this framework, we are committed to focusing on ESG issues that align with our core values and are most important to the Company and our stakeholders.
Recognizing the need for a defined ESG structure, we established a cross-functional ESG Steering Committee, which is responsible for setting our ESG strategy, priorities and activities. The Steering Committee includes subject matter experts from various parts of the Company, including legal, human resources, compliance, facilities and operations. The Steering Committee oversees three pillars – Social Impact, Sustainability and Product Responsibility – which serve as the ESG focus areas for the Company. Governance and Ethics is the foundation on which the pillars are built. Below is a description of each pillar and the priority topics within each pillar.
Social Impact		Sustainability		Product Responsibility			Governance & Ethics

We are committed to making a positive impact on society, particularly in the regions where we are located and serve customers. We are focused on creating an environment where our employees feel supported, through our inclusion and diversity initiatives, training and development programs, and equitable compensation practices. We also make meaningful contributions to our communities through community outreach, charitable giving and employee volunteerism programs.

As a global company, we understand the broad impact of our operations and our potential to affect the world. We are committed to evaluating ways to reduce our environmental footprint while continuing to expand our business.

Our products enable our customers to have great impact on the world, and we are committed to ensuring the safety, quality and reliability of our products and services. We comply with all applicable environmental, health and safety regulations and adhere to various voluntary standards, and we partner with our customers to help them meet and exceed such expectations.

We have lived by certain standards of conduct that are the underpinnings of the successes that we have enjoyed and our future success. Our values - honesty, integrity, accountability and respect for one another and the many constituencies that we serve, always remain at the forefront.

Priority Topics:		Priority Topics:		Priority Topics:		Priority Topics:
•	Inclusion and Diversity	•	Waste Management	•	Environmental Compliance	•	Corporate Governance
•	Employee Value	•	Energy Management	•	Responsible Sourcing	•	Ethics and Integrity
•	Community and Global Impact			•	Product Health, Safety and Quality

In 2020, we issued our first ESG Report, and we issued an update to this report in November 2021, copies of which can be found at https://www.azenta.com/company/corporate-responsibility
10 AZENTA – 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 3, 2021 with respect to the beneficial ownership of our Common Stock by each current director, each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table” (referred to as the “named executive officers”), all current executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of our Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.
Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Named Executive Officers and Current Directors:
Stephen S. Schwartz	357,546	*
Lindon G. Robertson	87,272	*
Guojuan Liao	24,303	*
David E. Jarzynka	42,010	*
Robin Vacha	17,752	*
Frank E. Casal	263
Robyn C. Davis(3)	43,582	*
Joseph R. Martin	85,881	*
Erica J. McLaughlin	4,827	*
Krishna G. Palepu	99,867	*
Michael Rosenblatt	5,051	*
Alfred Woollacott, III(4)	86,364	*
Mark S. Wrighton	109,896	*
Ellen M. Zane	54,374	*
All directors and current executive officers as a group (17 persons)(3)(4)(5)		1.62%
Five Percent Owners:
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(6)	8,052,069	10.85%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(7)	6,980,070	9.4%
William Blair Investment Management, LLC, 150 North Riverside Plaza, Chicago, IL 60606(8)	3,839,521	5.20%
*	Less than one percent.
(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of December 3, 2021.

(2)	As of December 3, 2021 there were 74,913,066 shares of our Common Stock outstanding.
(3)	Includes 21,986 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as an Azenta director.
(4)	Includes 4,628 shares issued to Mr. Woollacott issued as restricted stock units that have been deferred until separation from his service as an Azenta director.
(5)	Includes 283,664 shares held in the aggregate by executive officers other than the named executive officers.
(6)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2021, as of December 31, 2020, The Vanguard Group, Inc. and certain of its subsidiaries had sole voting power of 0 shares, shared voting power over 167,808 shares, sole dispositive power over 7,824,378 shares, and shared dispositive power over 227,691 shares.

AZENTA – 2021 Proxy Statement 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(7)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on July 10, 2021, as of December 31, 2020, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 6,697,506 shares and sole dispositive power over 6,980,070 shares.

(8)
Based upon the most recent Schedule 13G filed by William Blair Investment Management, LLC with the SEC on February 11, 2021, as of December 31, 2020, William Blair Investment Management, LLC and certain of its subsidiaries had sole voting power over 3,417,616 shares, shared voting power 0 shares, sole dispositive power over 3,839,521 shares, and shared dispositive power 0 shares.

12 AZENTA – 2021 Proxy Statement

PROPOSAL NO. 1  ELECTION OF DIRECTORS
PROPOSAL NO. 1  ELECTION OF DIRECTORS
At the 2022 Annual Meeting, ten directors are to be elected to serve until the 2022 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2022 Annual Meeting are listed on the following pages with brief biographies. They are all currently Azenta directors.
Director Qualifications
In its Corporate Governance Guidelines and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms, the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Corporate Governance Guidelines, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules and other applicable standards. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as a chief executive officer or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.
Board Diversity and Refreshment
While our Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a diverse set of skills, experience and unique individual backgrounds represented among its members. Three of the last five new directors added to our Board are women, now representing 30% of our Board, while directors who are gender and/or ethnically diverse make up 40% of our Board. We believe the continual refreshment of new Board members is an important element of our overall governance. The Azenta Board is also composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases, they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Azenta serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of whom brings unique perspectives to the Board.
An affirmative vote of a plurality of votes properly cast, virtually or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Our Board of Directors Recommends a Vote “FOR” Each Nominee for Director
AZENTA- – 2021 Proxy Statement 13

DIRECTOR NOMINEES
DIRECTOR NOMINEES
Information on Nominees
Following is certain information with respect to the ten nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Azenta.

Director Since November 2021 Age 67	Frank E. Casal

Nominee Information
Mr. Casal was appointed as a director in November 2021. Mr. Casal spent over 40 years at KPMG, LLP in various roles, most recently as Vice Chair, Audit before retiring in June 2021. He earned his B.S. in Business Administration from Boston University and is a licensed CPA in Massachusetts and New York.

Qualifications
The Board of Directors has concluded that Mr. Casal should continue to serve as a director of the Company because of his executive leadership experience, financial background and expertise gained through his career as a partner at a large, international public accounting firm.

Director Since June 2013 Age 60	Robyn C. Davis

Nominee Information
Ms. Davis has been a director of the Company since June 2013. Since 2000, she has served as Managing Director of AngelHealthcare Investors, LLC, an investment group focused on medical devices, life sciences and specialty pharmaceutical companies. Ms. Davis also serves as a corporate director of Psychemedics (PMD) and a director at Akston Biosciences, LLC. For over two decades, Ms. Davis has served as an independent advisor on value-creation, growth strategy, cost reduction, and leadership development to corporations and non-profit organizations. Earlier in her career, she was a director of the merchant banking services practices for Barents Group, LLC, and a strategy consultant at Bain & Company. Ms. Davis holds a B.A. from Tufts University, in International Relations, an M.B.A. from Harvard University and received her Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications
The Board of Directors has concluded that Ms. Davis should continue to serve as a director of the Company because of her extensive business experience, particularly with early stage life sciences companies, and her banking and finance expertise.

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DIRECTOR NOMINEES

Director Since June 2001 Age 74	Joseph R. Martin

Nominee Information
Mr. Martin has been the chairman of the Azenta Board since May 2006 and a director of the Company since 2001. Previously he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild’s board of directors. Additionally, Mr. Martin currently serves on the board of directors of Bionik Laboratories Corp., a publicly traded medical device and robotics company, and Allegro MicroSystems Inc., a publicly traded manufacturer of high-performance power and sensing semiconductors. Mr. Martin previously served on the boards of SynQor, Incorporated, a manufacturer of power converters, Soitec, Inc. (from 2004-2017), a publicly traded French semiconductor wafer processing company, ChipPac Inc., a publicly traded semiconductor manufacturing company, and Collectors Universe Inc. (from 2013-2020), a publicly traded authentication and grading company of high value collectibles. Mr. Martin is a Trustee at Embry-Riddle Aeronautical University. Mr. Martin holds an Executive Masters Certificate from the American College of Corporate Directors and is a member of the National Association of Corporate Directors.

Qualifications
The Board of Directors has concluded that Mr. Martin should continue to serve as a director of the Company because of his extensive industry and finance experience over more than 30 years in the semiconductor industry as chief financial officer and vice chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Azenta’s chairman since 2006. The Board of Directors regards Mr. Martin’s experience as invaluable to the operation of the Board and the financial success of the Company.

Director Since April 2020 Age 45	Erica J. McLaughlin

Nominee Information
Ms. McLaughlin has been a director since April 2020. Ms. McLaughlin currently serves as Senior Vice President and CFO of Cabot Corporation. Ms. McLaughlin has been with Cabot Corporation since 2002 in a variety of finance roles of increasing responsibility culminating in her current position as Chief Financial Officer. Prior to Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services group. She also served on the Board of Directors of the Cabot Boston Credit Union from 2013 through 2016 and currently serves as a member of the New York Advisory Board of FM Global.

Qualifications
The Board of Directors has concluded that Ms. McLaughlin should continue to serve as a director of the Company because of her extensive finance experience as chief financial officer of a multinational public company.

AZENTA- – 2021 Proxy Statement 15

DIRECTOR NOMINEES

Director Since November 2005 Age 67	Krishna G. Palepu

Nominee Information
Professor Krishna G. Palepu has been a director of the Company since November 2005. Professor Palepu is the Ross Graham Walker Professor of Business Administration at Harvard Business School. In addition, he served as the senior advisor to the president of Harvard University from 2012 to 2019. Among his other responsibilities at Harvard Business School, Professor Palepu teaches in several different corporate governance educational programs. Professor Palepu held other positions at Harvard Business School since January 1983, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Professor Palepu was formerly a member of the board of directors of Dr. Reddy’s Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, and PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007. Professor Palepu also served as a trustee of The Winsor School from July 2014 to June 2020. Professor Palepu was also formerly a member of the board of directors of BTM Corporation, a privately-owned management solutions provider focused on converging business with technology, and Satyam Computer Services Limited (“Satyam”), an Indian company whose shares were publicly traded in India and on the New York Stock Exchange. In December 2008, Professor Palepu resigned from the board of Satyam.

Qualifications
The Board of Directors has evaluated the matters pertaining to the Satyam litigation as it relates to Professor Palepu, including a re-evaluation after the December 2014 court decision, and concluded that Professor Palepu should continue to serve as a director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school and his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.

Director Since September 2018 Age 74	Michael Rosenblatt

Nominee Information
Dr. Rosenblatt has been a director since September 2018. Dr. Rosenblatt currently serves as a Senior Partner of Flagship Pioneering, a Cambridge, Massachusetts-based firm that originates new biotech companies. Prior to Flagship Pioneering, from 2009 through 2016, he was Executive Vice President and Chief Medical Officer of Merck & Co., Inc., and prior to that, he held various academic positions, including as Dean of Tufts University School of Medicine and the Robert Ebert Professor of Molecular Medicine and the George R. Minot Professor at Harvard Medical School.

Since 2015 Dr. Rosenblatt has been on the board of Rubius Therapeutics, a publicly traded company using advanced cellular approaches that harness properties of red blood cells to generate novel therapies. He has been a director of the following privately owned companies since 2016: Flagship Pioneering’s Cobalt Biomedicine, Cygnal Therapeutics, and Ohana Biosciences, and Ferring’s USA subsidiary. Dr. Rosenblatt is a member of the Harvard Medical School Board of Fellows, and the research advisory committees of Massachusetts General, Brigham and Women’s, and Boston Children’s hospitals.

Qualifications
The Board of Directors has concluded that Dr. Rosenblatt should continue to serve as a director of the Company because of his leadership and executive experience in the biotechnology industry, including as the chief medical officer of a major pharmaceutical company and at a substantial life sciences venture firm, his board-level experience as a founding scientist, scientific advisory board member, or director of more than a dozen biopharmaceutical companies, his academic leadership experience as a dean and professor at prestigious medical schools, and his extensive expertise in drug discovery and medical research.

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DIRECTOR NOMINEES

Director Since August 2010 Age 62	Stephen S. Schwartz

Nominee Information
Dr. Schwartz joined Azenta in April 2010 as President and continued to serve as such until August 2013. He was re-appointed President in May 2016. In 2010, he became Chief Executive Officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Materials’ service business and president of Consilium, Inc., an Applied Materials software subsidiary. Since November 2018, Dr. Schwartz has served on the board of directors of Spire Inc., a publicly traded natural gas company. Dr. Schwartz received his BSEE, MSEE, and Ph.D. in electrical engineering from Purdue University. He also holds an MBA from the University of Chicago.

Qualifications
The Board of Directors has concluded that Dr. Schwartz should continue to serve as a director of the Company because of the depth of industry, marketing and management experience that he brings as former chief executive officer of a company in the automation manufacturing space, as well as the fact that he is the Company’s president and chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.

Director Since October 2005 Age 75	Alfred Woollacott, III

Nominee Information
Mr. Woollacott became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He is currently Treasurer of the William H. Hart Realty Company, Inc., Treasurer Hospice and Palliative Care of Martha’s Vineyard, Vice President and Treasurer of the Edgartown Golf Club, and President and Treasurer of Hart Haven Community Association. Mr. Woollacott also served, until 2010, as a director of Greencore U.S. Holdings, a wholly owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange, which is an international manufacturer of convenience foods and ingredients.

Qualifications
The Board of Directors has concluded that Mr. Woollacott should continue to serve as a director of the Company because of his financial background and expertise gained through his career as a partner at a large, international public accounting firm, as well as his experience on the board of an international company.

AZENTA- – 2021 Proxy Statement 17

DIRECTOR NOMINEES

Director Since October 2005 Age 72	Mark S. Wrighton

Nominee Information
Dr. Wrighton became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. He served as chancellor of Washington University in St. Louis from July 1995 through May 2019 and is now Professor and Chancellor Emeritus. In September 2021, Dr. Wrighton was appointed interim President of George Washington University effective January 1, 2022. Dr. Wrighton also serves as a director of Corning Incorporated, a manufacturer of specialty glass and ceramics. He previously served as a director of: A.G. Edwards, Inc., a financial services company, until 2007; Akermin, Inc, a private company that ceased operations in 2017; and Cabot Corporation, a chemical manufacturer, until 2021. In June 2020, Dr. Wrighton was appointed to the MIT Corporation. Prior to joining Washington University in St. Louis in 1995, Dr. Wrighton enjoyed a 23-year tenure at MIT, first as a faculty member in chemistry and then as Provost for the final five years.

Qualifications
The Board of Directors has concluded that Dr. Wrighton should continue to serve as a director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the board for large, technology focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.

Director Since May 2012 Age 70	Ellen M. Zane

Nominee Information
Ms. Zane has been a director since May 2012. Ms. Zane is a nationally renowned health care leader who retired as President & Chief Executive Officer of Tufts Medical Center and Tufts Children’s Hospital (formerly the Floating Hospital for Children) in late 2011. Ms. Zane holds two faculty appointments at Tufts University School of Medicine including: Assistant Professor in the Department of Medicine, Division of Clinical Care Research and Assistant Professor of Public Health & Community Medicine. Additionally, Ms. Zane holds a faculty appointment as Adjunct Assistant Professor of Health Policy and Management at the Harvard T.H. Chan School of Public Health.

From 1994 to 2004, Ms. Zane held the position of Network President for Mass General Brigham (formerly Partners HealthCare System, Inc.) in Boston. Prior to that, Ms. Zane was the Chief Executive Officer at Quincy Hospital in Quincy, Massachusetts.

Ms. Zane is currently a director of Boston Scientific Corporation, a publicly traded worldwide medical devices provider, Haemonetics Corporation, a publicly traded worldwide medical devices provider where she is Board Chair, and Synchrony Financial, a publicly traded consumer financial services company. She is also a director of AgNovos Healthcare, LLC in New York, NY, Savista (formerly nThrive) in Alpharetta, GA, the Fiduciary Trust Company in Boston, and the National Association of Corporate Directors New England Chapter, the Vice Chair of the Board of Trustees at George Washington University and Chair of the Board of GW Medical Faculty Associates Board, Washington, DC. Ms. Zane is also a Trustee of Hebrew Senior Life in Metro Boston and a member of the Board of Massachusetts Development Finance Agency (appointed by Governor Charles Baker).

Ms. Zane is a former director of Parexel International (until 2017), Press Ganey, Lincare Holdings, Inc., and Variagenics, Inc.

Ms. Zane has a Bachelor of Arts degree from George Washington University in Washington, DC and a Master of Arts degree from the Catholic University of America in Washington, DC.

Qualifications
The Board of Directors has concluded that Ms. Zane should continue to serve as a director of the Company because of her executive experience in the health care industry, including as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.

18 AZENTA- – 2021 Proxy Statement

DIRECTOR NOMINEES
Pending Legal Matters
In January 2009, the chairman of Satyam Computer Services disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam’s assets and revenue. As a result of subsequent investigations by the Special Fraud Investigation Office (“SFIO”), an investigative agency of the Indian government, various proceedings were brought in India in 2009 against Satyam involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India’s criminal and corporate statutes. SFIO produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. In December 2009, SFIO filed complaints with respect to two of these allegations naming Professor Palepu and other Satyam directors. These complaints relate to Satyam’s alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Professor Palepu even though such fees were approved by Satyam’s shareholders. In December 2014, the court in India hearing the complaints filed by SFIO issued its decision finding that Satyam violated the applicable provisions of the Companies Act and ordered each Satyam director, including Professor Palepu, to pay a fine of 20,000 Rupees (approximately $285) for the failure of Satyam to file reports identifying highly paid employees. In addition, the court found that Satyam violated the Companies Act by failing to obtain governmental approval of the consulting fees paid to Professor Palepu and ordered Professor Palepu to pay a fine of 500,000 Rupees (approximately $7,000) and return the consulting fees previously paid to him in the amount of 26,600,000 Rupees (approximately $376,000). Professor Palepu has appealed the decision with respect to both allegations, and he has informed the Board of Directors that he believes the allegations lack merit and that he intends to continue to assert his defenses vigorously.
Professor Palepu has also been named as a respondent to a petition brought in January 2009 before the Company Law Board of the Indian government and another petition filed in a civil court in January 2009 by Mahindra Satyam, successor to Satyam, both arising out of the same facts. The civil court petition is seeking 2.67 billion Rupees (approximately $37.6 million) in damages. Both of these actions are still pending.
Professor Palepu was also a named defendant in a putative class action lawsuit filed in the United States District of New York in which the plaintiffs alleged violations of United States securities laws including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, based on the same facts underlying the complaints in India. That class action lawsuit was dismissed as to all claims against Professor Palepu in January 2013.
AZENTA- – 2021 Proxy Statement 19

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2021 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2021
Name	Fees Earned or Paid in cash	Stock Awards(1)	Total
Joseph R. Martin	$140,500	$180,033	$320,533
Ellen M. Zane	$120,000	$140,078	$260,078
Alfred Woollacott, III	$111,250	$140,078(2)	$251,326
Krishna G. Palepu	$105,000	$140,078	$245,078
Robyn C. Davis	$103,750(3)	$140,078(4)	$243,828
Michael Rosenblatt	$96,250	$140,078	$236,328
Mark S. Wrighton	$95,000	$140,078	$235,078
Erica J. McLaughlin	$90,000	$140,078	$230,078
Frank E. Casal(5)	$—	$—	$—
Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2021. His compensation is discussed below under “Executive Officers - Summary Compensation Table”.
(1)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. There were no outstanding unvested stock awards as of September 30, 2021.

(2)	Mr. Woollacott has chosen to defer his 2021 stock award.
(3)	Includes $26,250 in board and committee compensation that Ms. Davis elected to defer for calendar year 2020.
(4)	Ms. Davis has chosen to defer her 2021 stock award.
(5)	Mr. Casal joined the Board of Directors in November 2021 and therefore received no compensation in fiscal year 2021.
Compensation Policy
The following annual cash compensation is paid to our non-employee directors on a quarterly basis (pro-rated for the portion of any fiscal year in which the non-employee director provides service):
•	$80,000 Board retainer to each non-employee director;
•	$5,000 Committee retainer for each of the Executive, Finance or Nominating and Governance Committee that such director serves on;
•	$10,000 Committee retainer for each of Audit or Human Resources and Compensation Committee that such director serves on;
•	an additional $40,000 retainer to the non-executive chair of the Board;
•	an additional $10,000 retainer to each of the chair of the Nominating and Governance Committee, the Finance Committee, and the Executive Committee;
•	an additional $20,000 retainer to the chair of the Human Resources and Compensation Committee and to the chair of the Audit Committee; and
•
an annual award of vested shares of our Common Stock having a market value of $140,000 ($180,000 for the non-executive chair of the Board) based on the closing price on the date of grant, which occurs each year following our annual meeting of stockholders.

In addition, on the date of appointment, each newly elected non-employee director will receive an award of vested shares of our Common Stock having a market value of $140,000 based on the closing price on the date of grant, prorated for the number of days out of 365 remaining until the next annual equity award to non-employee directors.
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COMPENSATION OF DIRECTORS
The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. As of September 30, 2021, each of the non-employee directors, except Ms. McLaughlin who joined the Board in April 2020 and Mr. Casal who joined the Board in November 2021, has exceeded the target ownership amount. The Board may at any time revoke or modify the policy.
The Nominating and Governance Committee and the full Board review director compensation periodically in light of business and market conditions and such other factors as they deem appropriate.
Deferred Compensation Plan
Non-employee directors may elect to defer receipt of their stock in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. Ms. Davis elected to defer cash compensation in 2021. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of fully vested Common Stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2021.
Name	Number of Deferred Restricted Stock Units
Robyn C. Davis	21,986
Alfred Woollacott III	4,628
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Azenta.
AZENTA – 2021 Proxy Statement 21

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Biographical Information
The names of our executive officers and certain biographical information furnished by them as of December 15, 2021 are set forth below. Each executive officer serves until his or her resignation or termination.
Name	Age	Position with the Company
Stephen S. Schwartz	62	Chief Executive Officer and President
Lindon G. Robertson	60	Executive Vice President and Chief Financial Officer
David E. Jarzynka	53	President, Brooks Semiconductor Solutions Group
Robin Vacha	46	Senior Vice President and General Manager, Life Sciences Products
David C. Gray	56	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	69	Senior Vice President, Human Resources
Jason W. Joseph	51	Senior Vice President, General Counsel and Secretary
David F. Pietrantoni	48	Vice President, Finance and Corporate Controller and Principal Accounting Officer
Linda De Jesus	50	Senior Vice President and Chief Commercial Officer, Azenta Life Sciences
Kimberly Crowley	44	Senior Vice President and Chief Human Resources Officer
Dr. Stephen S. Schwartz joined Azenta in April 2010 as President and continued to serve as such until August 2013. He was reappointed President in May 2016. As of October 1, 2010, Dr. Schwartz also became Azenta’s Chief Executive Officer, and continues to serve as such. Dr. Schwartz was elected to the Azenta Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Materials’ service business and President of Consilium, Inc., an Applied Materials software subsidiary.
Mr. Lindon G. Robertson joined Azenta in October 2013 as Executive Vice President and Chief Financial Officer. Prior to joining Azenta, from July 2011 to September 2013, Mr. Robertson served as the Vice President and Chief Financial Officer of Graftech International Ltd., a publicly traded manufacturer of carbon and graphite products for industrial applications. Prior to that, he spent 27 years at IBM Corporation in various senior financial management positions, including Chief Financial Officer of IBM’s global hardware business and Chief Financial Officer of IBM’s Japan and China operations.
Mr. David E. Jarzynka was appointed President of our Semiconductor Solutions Group in October 2018 after serving as General Manager of that business since April 2016. Prior to his appointment, he had responsibility for the Company’s semiconductor automation business since June 2013. Prior to that, he was general manager of the Company’s Systems business. Mr. Jarzynka joined Helix Technology Corporation in 2004 and continued on with us after our acquisition of Helix in 2005, during which time Mr. Jarzynka held commercial leadership roles in product management, product marketing and sales. Prior to Helix, Mr. Jarzynka held commercial leadership roles at Intel Corporation and IBM Corporation. He began his career with us as an applications engineer.
Mr. Robin Vacha was appointed Senior Vice President and General Manager of our Life Sciences Products division in April 2020. Mr. Vacha joined Azenta in 2014 and has held a series of senior leadership positions at Azenta, most recently as Senior Vice President of Global Manufacturing prior to his current role.
Dr. David C. Gray was appointed Senior Vice President, Chief Strategy and New Business Officer in June 2014. Dr. Gray also served as General Manager of Cryogenic Automation Solutions from October 2016 to April 2020. From October 2013 to June 2014, Dr. Gray provided consulting services to the Company. Prior to that, from January 2009 to January 2013, Dr. Gray was employed by GT Advanced Technologies Inc. in various senior leadership roles, most recently as Chief Strategy and New Business Officer.
Mr. William T. Montone was appointed Senior Vice President, Human Resources in October 2005 when Azenta acquired Helix Technology Corporation, where he served as Vice President of Human Resources since 1998. Prior to joining Azenta, Mr. Montone held senior human resources roles at A.T. Cross Company, an international manufacturer of fine writing instruments, and Rogers Corporation, a materials technology company, for 13 and eight years, respectively.
Mr. Jason W. Joseph joined Azenta in March 2011 as Vice President, General Counsel and Secretary and was appointed as Senior Vice President in November 2017. Prior to joining Azenta, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica
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EXECUTIVE OFFICERS
Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.
Mr. David F. Pietrantoni was appointed Principal Accounting Officer and Corporate Controller in June 2013. Since joining Azenta in 2006, he has held various financial leadership positions, including Vice President, Finance and Division Chief Financial Officer. Prior to joining Azenta, Mr. Pietrantoni spent six years in various financial leadership roles at SPX Corporation and Standex International Corporation.
Ms. Linda De Jesus was appointed Senior Vice President and Chief Commercial Officer of Azenta Life Sciences on January 4, 2021. Prior to joining Azenta, Ms. De Jesus worked for Thermo Fisher Scientific for over 8 years in various executive roles, including Vice President and General Manager of the Chromatography and Mass Spectrometry Division. Prior to Thermo Fisher Scientific, she worked for Agilent Technologies and Waters Corporation in various senior management roles.
Ms. Kimberly Crowley joined Azenta in April 2021 as Vice President and Chief Human Resources Officer and was appointed Senior Vice President and Chief Human Resources Officer in November 2021. She joined Azenta after 11 years with Thermo Fisher Scientific where she served as Vice President, Human Resources in a variety of divisions across the organization. Over her 25-year career, she has held various Human Resources leadership roles at Danaher Corporation, Progress Software and RSA Security.
AZENTA – 2021 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our executive compensation program is built on a foundation of pay for performance, which we continually evolve to maintain the appropriate alignment. Our stockholders have benefited from the successful execution of our business strategy and continue to express support for our pay programs that we believe provide appropriate incentives and recognition for our executives to perform. Our “say-on-pay” proposal again received over 99% approval at our 2021 Annual Meeting of Stockholders.
Our current design and structure of the executive compensation program have been consistent for several years. Each year, our Human Resources and Compensation Committee, or HRC Committee, undertakes a comprehensive review of the design and metrics of our incentive plans to assure alignment with our business strategy. The results of this review, discussed further below, support our belief that our incentive plans are strongly aligned with our business strategy. In this Compensation Discussion and Analysis, we describe the material elements of our fiscal 2021 compensation for the following named executive officers:
Name	Role
Stephen S. Schwartz	Chief Executive Officer and President
Lindon G. Robertson	Executive Vice President and Chief Financial Officer
Guojuan Liao	Former President, Life Sciences Services
David E. Jarzynka	President, Brooks Semiconductor Solutions Group
Robin Vacha	Senior Vice President and General Manager, Life Sciences Products
Business Separation Announcement
On September 20, 2021, we entered into a definitive agreement to sell our semiconductor automation business to Thomas H. Lee Partners, L.P. for $3 billion in cash, subject to adjustments. We anticipate that the transaction will close in the first half of calendar year 2022, upon satisfaction of customary closing conditions and regulatory approvals. In addition, on December 1, 2021, we changed our name from Brooks Automation, Inc. to Azenta, Inc. and our Common Stock began trading on the Nasdaq Stock Market under our new ticker symbol, “AZTA”. Following completion of the pending sale of our semiconductor automation business, our business will consist of our Life Sciences businesses, operating under the brand Azenta Life Sciences.
Azenta is a leading global provider of life science sample exploration and management solutions for the life sciences market. We support our customers from research to clinical development with our sample management, automated storage, and genomic services expertise to help bring impactful therapies to market faster. We understand the importance of sample integrity and offer a broad portfolio of products and services spanning across the life cycle of samples from procurement and sourcing, automated storage platforms, genomic services and a broad range of consumables, software, and services.
The semiconductor automation business is comprised of the Brooks Semiconductor Solutions Group segment. At the completion of the sale, we will no longer serve the semiconductor market. During the fourth quarter of fiscal 2021, we determined that our automation business met the criteria to be classified as a discontinued operation and as a result, the historical financial results of this business were reflected in our reported financial statements as a discontinued operation, and assets and liabilities were classified as assets and liabilities held for sale. However, this Compensation Discussion and Analysis includes the fiscal year results of our consolidated businesses, inclusive of the Semiconductor Solutions Group segment.
Stockholder Outreach and Engagement
In 2021, we continued our practice of inviting many of our larger stockholders to discuss our pay programs and practices. In prior years, these sessions focused primarily on executive compensation. However, with the initiatives we adopted under our Environmental, Social and Governance (ESG) programs, our Chairman of the Board and our Chair of the HRC Committee were joined by our Chair of the Nominating and Governance Committee, which oversees ESG matters on behalf of the Board. In addition to receiving feedback on our ESG program, including our updated ESG report and initiatives, we gained perspectives on relevant executive pay and ESG topics to assist in guiding the ongoing management of our ESG and compensation programs. Stockholders we spoke with were asked to provide their input on:
•	ESG priorities and metrics emphasized from an investment perspective;
•	level of support for proposals for a stockholder “Say on Climate” vote or the establishment of a separate ESG Committee of the Board; and
•	perspectives on maintaining an appropriate incentive plan balance between growth, profitability, and a purpose-focused approach to building long-term value.
The multiple stockholders with whom we spoke were complimentary of our executive compensation program and asked insightful questions around specific pay elements and design, especially in light of the pending sale of the semiconductor automation business
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COMPENSATION DISCUSSION AND ANALYSIS
and our focus on our life science businesses. These stockholders also expressed appreciation for our ESG initiatives and initial reporting as a positive step in our ESG programs and disclosures. As in prior years, many of the stockholders we contacted indicated that no discussion or meeting was necessary. We do not expect any substantive changes to our executive compensation program for fiscal 2022.
We intend to maintain an ongoing dialogue with our stockholders to ensure that our executive compensation program and ESG initiatives continue to take their views into consideration. We encourage our stockholders to provide us with feedback on our executive compensation program and ESG matters. To facilitate this process, we have established a link to provide feedback on the investor section of our website. Please visit https://Azenta.investorroom.com/shareholder-feedback.
Fiscal 2021 Company Performance and Financial Highlights
We believe that our business strategy continues to prove its value, resiliency, and sustainability and we remain committed to our internal and acquisition-related investments to further our growth. We began fiscal year 2021 with more than six months experience of running our businesses under our strict but effective COVID-19 protocols, so we were confident in our ability to meet increasing orders from both our life sciences and semiconductor customers, despite the ongoing pandemic.
Demand for our products and services has accelerated across our business units during fiscal year 2021 and our teams have responded with a level of commitment and engagement that we believe has maintained our strong trust and confidence with our customers. Our safety measures were instituted using the recommended protocols from the U.S. Centers for Disease Control and Prevention (CDC) and applicable foreign organizations to protect our employees. These protocols proved effective in protecting the health and safety of our employees who were required to work from our facilities.
All employees who were able to work from home continued doing so during fiscal 2021. Additionally, we assisted the communities where we operate and were fortunate to be able to work with our supply chains and donate PPE equipment to various organizations and front-line workers.
Commercially, our Life Sciences Services team supported customers throughout various stages of vaccine development, from sample management and processing to gene synthesis and sequencing. Our consumables products, such as sample tubes and PCR plates, were used extensively in COVID-19 testing procedures and our automated storage tools helped reduce manual handling and increased capacity for large scale testing. The Semiconductor Solutions Group teams have enabled companies and organizations to function and stay productive where technology and remote work are essential.
Highlights of this transformative year were numerous as we completed a very successful financial year punctuated by our reaching and exceeding $1 billion in revenue. The Semiconductor Solutions and Life Sciences businesses leveraged their broad value-adding portfolios of products and services which fully enabled customers from each segment. Fiscal 2021 achievements on a combined company basis include:
•	Revenue reached $1.194 billion, an increase of 33% compared to fiscal 2020, enabled by double-digit growth in both Life Sciences and Semiconductor Solutions.
•	Life Sciences revenue of $514 million was 32% higher than in fiscal 2020. Life Sciences Products revenue grew 54%, year-over-year, and Life Sciences Services revenue grew 21%, year-over-year.
•	Semiconductor Solutions revenue was $680 million, up 34% over fiscal 2020. Growth was experienced across all product lines.
•	Non-GAAP diluted adjusted earnings per share, or EPS, was $2.58, a 105% increase compared to $1.26 in fiscal 2020.
•	Non-GAAP operating income was $240 million, a 96% increase from fiscal 2020, supported by non-GAAP gross margins of 46.5%, which improved by 290 basis points from fiscal 2020.
An explanation of the adjustments to our GAAP financial measures used in this proxy statement and a reconciliation of the non-GAAP, financial measures to the comparable GAAP financial measures are included in Appendix A to this proxy statement.
AZENTA – 2021 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

Our long-term financial model that we share with our investors and stockholders forms the basis for our annual performance targets. The chart below depicts the steady growth of the Company and corresponding incentive value of our CEO pay components, over the last four years.

Pay for Performance Alignment
We have focused on the alignment of the pay of our executive leadership team with our performance as measured by certain core business metrics. These metrics, which are incorporated into our incentive compensation plans, are chosen to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our performance goals are designed to incentivize building a business with resilience and growth capability with an eye to long-term sustainable growth. We believe the goals are aggressive but achievable.
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COMPENSATION DISCUSSION AND ANALYSIS
The chart below shows the strong alignment between our business strategy and our cash (or Performance-Based Variable Compensation Plan, sometimes referred to as our PBVC) and equity (or Long-Term Incentive Plan, sometimes referred to as our LTIP) incentive plans for fiscal 2020 and 2021.

Our pay programs are aligned with our business strategy

Business Strategy *To build a business model with resilience and growth capability*	Organic Financial Goals RESULTS FY20	FY21		Compensation Design *Our incentive plans are based on financial goals that support our long-term business model*
Extend Leadership in Core Markets	$897M	$1,194M	Total Revenue	FY 2020 and FY 2021 PBVC (annual cash incentive)
	$1.26	$2.58	Adjusted EPS	
Employ value creation methodology for the rapid growth of Semiconductor Solutions and Life Sciences	$897M	$1,194M	Total Revenue	FY 2020 and FY 2021 PBVC (annual cash incentive)
	$122M	$240M	Adjusted Operating Profit	LTIP FY 2020 - 2022 LTIP FY 2021 - 2023
Drive Margin Expansion	43.6%	46.5%	Adjusted Gross Margin	FY 2020 and FY 2021 PBVC (annual cash incentive)
Utilize Balanced and Disciplined Capital Deployment	$122M	$240M	Adjusted Operating Profit	LTIP FY 2020 - 2022 LTIP FY 2021 - 2022
	$89M	$114M	Adjusted Free Cash Flow	LTIP FY 2020 - 2022 LTIP FY 2021 - 2023
	6.8%	13.9%	Adjusted ROIC	LTIP FY 2020 - 2022 LTIP FY 2021 - 2023

Executive Compensation Program Framework
Philosophy and Objectives
Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer-term strategic plans which are designed to create value for our stockholders. We believe that our plan structure clearly aligns our reward outcomes with the interests of our stockholders, as reinforced by our dialogue with stockholders over the last several years.
We have identified strategic business imperatives and designed our executive compensation programs in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.
Business Imperatives
Drive performance
•	Extend our leadership position in our core markets
•	Employ value creation methodology for the rapid growth of our Life Sciences businesses and our Semiconductor Solutions business
•	Utilize balanced and disciplined capital deployment
Deliver profitable growth
•	Drive margin expansion in each of our core businesses
•	Achieve rapid and profitable growth of Life Sciences with organic and acquisition investments
We believe our executive compensation program provides competitive compensation that is in line with the practices of leading semiconductor capital equipment, life sciences, and high technology companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:
•	a balance between fixed and variable pay that rewards performance and results
•	performance-based awards that are tied to aggressive but achievable company and business unit results
•	recognition that in our cyclical and volatile industries the ability to perform throughout business cycles is critical to our long-term success
AZENTA – 2021 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS
We do not define specific percentages of fixed, variable, and long-term compensation for our executives. We designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes “at-risk” variable compensation which is paid based upon achievement of strategic accomplishments that are directly tied to increasing stockholder value.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests. The following are some of the highlights of our program design and pay practices for our executive officers:
What We Do	What We Don’t Do
Maintain stock ownership guidelines to reinforce the alignment of executive officer and stockholder interests	No above-median pay benchmarking
Maintain clawback provisions to assure accountability	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other post-employment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment of our pay design and practice	No severance multipliers in excess of 3 times total pay
Conduct an annual review of pay levels	No dividends on RSUs until they vest
Conduct evaluations of performance goal rigor	No hedging or pledging of our stock
Solicit stockholder input and incorporate their feedback
Require minimum vesting periods on equity awards
Policy Prohibiting Hedging
We have a policy that prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us).
Key Components of Compensation
Our executive compensation program consists of three components: base pay; annual cash incentive under our PBVC program and equity awards under our LTIP.
Element	Objectives
Base Salary	•	Provides regular source of income at market-competitive levels
PBVC	•	Motivates executive team to achieve key annual financial goals and objectives
	•	Provides at-risk compensation that is not earned if minimum threshold goals are not achieved as well as upside earnings potential for achievement of stretch goals
LTIP	•	Motivates executive team to execute against longer-term financial and strategic objectives
•
Provides a direct link between performance outcomes and actual pay realized through the use of performance-based RSUs, representing 75% of each executive’s annual LTIP grant. Payout is contingent upon achieving minimum performance thresholds, and provides upside potential for stretch performance

	•	Provides retention incentive through the use of time-based RSUs representing 25% of each executive’s annual LTIP grant
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COMPENSATION DISCUSSION AND ANALYSIS
In allocating total direct compensation among these three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term variable incentives, provide opportunity for additional compensation where aggressive but achievable performance objectives are met. For fiscal 2021, our CEO’s and other named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

Note: Named Executive Officers Average does not include CEO.
Determining Executive Compensation
The HRC Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of three members, all of whom are independent directors. Ms. Ellen M. Zane is Chair of the HRC Committee having been appointed in February 2015, and she is currently joined on the HRC Committee by Ms. Robyn C. Davis and Dr. Michael Rosenblatt.
AZENTA – 2021 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS
Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation, as well as other significant aspects of our executive compensation programs, for final approval by our full Board. The recommendations of the HRC Committee typically include the following:
•	Executive compensation program development
•	PBVC and LTIP design, performance metrics and goals determination
•	Executive base salary adjustments
•	Incentive plan achievement awards and payouts
•	Pay programs and policies that impact the executive team such as severance and change in control arrangements, stock ownership requirements and other pay governance items

Human Resources and Compensation Committee Annual Compensation Calendar
Shareholder Outreach
April/May HRC Committee and Board Meeting
• Develop shareholder outreach materials
• Review compensation consulting relationships
• Review legislative and market impacts to program
July/August HRC Committee and Board Meeting
• Review philosophy and pay strategies
• Initial review of executive incentive plan designs and targets
• Review of Pay for Performance report
• Review and approval of peer group for next fiscal year
October HRC Committee Meeting
• Additional review of executive incentive plans design, metrics and goals for new fiscal year
• Review of market and trends
• Competitive pay analysis review
November HRC Committee and Board Meeting
• Final review and approval of executive incentive plans design, metrics and goals
• Compensation program risk analysis
• Review and approve prior year incentive payouts
• Review CD&A drafts
• Review and approve CEO and other Named Executive Officers base salary recommendations
• Board approves recommendations from HRC Committee
• CEO Performance Assessment Review
• CEO Pay Elements review and approval
CD&A/Proxy Filed
Annual Shareholders Meeting
January/February HRC Committee and Board Meeting
• Review proxy analysis reports
• Review stock ownership guidelines
• Shareholder outreach planning

Use of Consultants
The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities as described below. Each year our outside compensation consultant assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices. In fiscal 2021 the HRC Committee continued its engagement with its independent compensation consultant, Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all of the elements of our executive compensation program. Pearl Meyer performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in fiscal 2021 included:
•	a review of the appropriateness of our peer group for executive compensation comparison purposes
•	a competitive assessment of Azenta as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation
•	an evaluation of the design of our incentive plans (PBVC and LTIP)
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COMPENSATION DISCUSSION AND ANALYSIS
•	an evaluation of the rigor of our short-term and long-term incentive metrics and goals and their corresponding potential impact on increasing stockholder value
•	an analysis of our equity practices to assure prudent equity management as measured by our share burn rate, dilution, and overhang
•	an analysis of our short- and long-term pay for performance alignment relative to our peer group
•	a review of management’s proposal to address the in-flight LTIP plans as a result of the pending business separation
•	attendance at scheduled HRC Committee meetings to assist with ongoing support
The information provided by Pearl Meyer is supplemented by compensation survey data purchased by the Company from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive compensation.
Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions about our executive compensation practices. These materials may be supplemented by reports prepared by Pearl Meyer or our Human Resources department. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that it believes supports our philosophy and objectives.
Peer Group
In consultation with Pearl Meyer, the HRC Committee annually reviews our peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability. We generally exclude companies from the peer group that primarily make integrated circuit, or IC, chips because of the significantly different business model of those chip makers versus semiconductor capital equipment manufacturers like us. Publicly traded life sciences services and equipment companies within our financial ranges are also included in the peer group.
Step		Selection Criteria
1.	Industry Similarity	»
Publicly traded companies in the Semiconductors & Semiconductor Equipment (GICS: 4530), Technology Hardware and Equipment (GICS 4520), Health Care Equipment & Services (GICS: 3510) or Pharmaceuticals, Biotechnology & Life Sciences (GICS: 3520) industry groups

2.	Geographic Similarity	»	US-based companies
3.	Size Similarity	»	Revenue: $275M - $2.5B, approximating 0.33x - 3.0x range around our trailing four-quarter revenue
		»	Market Capitalization: $1B - $9.2B approximating a 0.33x - 3.0x range around our current market capitalization at 6/30/2021
4.	Business Profile Similarity	»	Preference given to companies in the semiconductor and life sciences industry and/or companies with a presence in either of these markets
			a)	Those with comparable products/services
			b)	Those that serve the life sciences market to reflect our business strategy of expanding our Life Sciences segment with its sample management systems and services, and gene sequencing and synthesis
We employed a very similar peer group review and selection criteria in fiscal 2021 and fiscal 2020. After several years of merger and acquisition activity, the peer group remained static with regard to transactions, and we chose to keep the same companies in our fiscal 2021 peer group as we used in the prior fiscal year. We believe using the same peer group year-over-year optimizes the benefit of year-over-year comparisons. Given our current revenue split, the peer group appropriately reflects the split between Semiconductor Solutions and Life Sciences operations. The peer group also provides reasonable overlap with the proxy advisory firms’ peer groups.
AZENTA – 2021 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS
We believe the fiscal 2021 peer group has balance between revenue and market capitalization for size and includes numerous life sciences companies or those offering life science products. This number of peer group companies with life sciences products is reflective of our evolving strategic focus.

*	Trailing twelve months revenue at June 30, 2020
**	as of June 30, 2020
The following chart contains a list of the companies in our fiscal 2021 and 2020 peer groups.
Fiscal 2020 and 2021 Peer Group:
Advanced Energy Industries, Inc.
Axcelis Technologies, Inc.
Bio-Rad Laboratories, Inc.
Bruker Corporation
Cabot Microelectronics Corporation
Coherent, Inc.
Entegris, Inc.
FormFactor, Inc.
Haemonetics Corporation
MKS Instruments, Inc.
MTS Systems Corporation
Novanta, Inc.
Onto Innovation Inc. (formerly Rudolph Technologies, Inc.)
Ultra Clean Holdings, Inc.
Varex Imaging Corporation
Veeco Instruments, Inc.
32 AZENTA – 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 Executive Compensation Program
Based on Pearl Meyer’s competitive assessment and the HRC Committee’s review of each executive’s scope of responsibility and individual performance, the HRC Committee set target pay levels for the CEO and our other executive officers that were in accordance with our compensation philosophy.
The outcomes of our fiscal 2021 executive compensation program can be summarized as follows:
Fiscal 2021 Element	Fiscal 2021 Outcome
Base Salary	•
Dr. Schwartz, Messrs. Robertson and Jarzynka, and Dr. Liao received market based salary increases following the prior year when salaries remained unchanged. Mr. Vacha received a promotion based increase as a result of his appointment as Senior Vice President and General Manager of the Life Sciences Products Group. The new base salary rates became effective January 1, 2021

Performance-Based Variable	•	Corporate Revenue, Adjusted Gross Margin and Adjusted EPS all exceeded the target and stretch goals resulting in maximum payouts.
Compensation Plan (Cash)
Long-Term Incentive Plan (2019 - 2021) Status: Complete. Final Achievement 110%	•
3-Year Metric Measures: cumulative Adjusted Operating Profit, cumulative Free Cash Flow; and 3-year average return on invested capital, or ROIC, together achieved 110% of weighted targets and participants vested in corresponding performance-based RSUs.

Long-Term Incentive Plan (2020 - 2022) Status: Ongoing	•
3-Year Metric Measures: cumulative Adjusted Operating Profit; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2021. Plan has been adjusted as a result of the pending sale of our semiconductor automation business.

Long-Term Incentive Plan (2021 - 2023) Status: Ongoing	•
3-Year Metric Measures: cumulative Adjusted Operating Profit; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2022. Plan has been adjusted as a result of the pending sale of our semiconductor automation business.

Base Salary
The HRC Committee reviews salaries annually and implements any adjustments effective January 1st, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers as provided by our consultant and based its decisions upon its evaluation of our performance and the individual performance of each named executive officer. The following table lists base salaries for the last two fiscal years for the CEO and our other named executive officers.
FISCAL YEAR END BASE PAY
Name	September 30, 2020	September 30, 2021	Percent Increase
Stephen S. Schwartz	$675,000	$725,000	7.4%
Lindon G. Robertson	$500,000	$525,000	5.0%
David E. Jarzynka	$440,000	$460,000	4.5%
Guojuan Liao	$440,000	$460,000	4.5%
Robin Vacha	$350,000	$400,000	14.3%
Executive Pay Review (for Calendar Year 2021)
Stephen S. Schwartz - President and Chief Executive Officer
•
Dr. Schwartz’ compensation recognizes his achievements in successfully executing our growth strategy and transformation towards higher growth businesses. Both our Life Sciences segment and Semiconductor Solutions Group segment continued to gain market share and grow as he positioned both for potential future growth. Our total shareholder return was consistent with this market growth at 26%. Dr. Schwartz last received a market-based adjustment to his base salary effective January 1, 2019 and given his competitive positioning among the peer group, his base salary was adjusted, as of January 1, 2021, to better reflect his contributions in designing and executing our business strategy.

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COMPENSATION DISCUSSION AND ANALYSIS
Lindon G. Robertson - Executive Vice President and Chief Financial Officer
•
Mr. Robertson worked closely with our CEO in implementing actions, policies, and strategies to enhance disciplined financial management and clear stockholder communications. He effectively managed capital deployment for our organic and acquisition related investments and was highly instrumental in creating value in partnering with our business leaders.

David E. Jarzynka - President, Semiconductor Solutions Group
•
Mr. Jarzynka led the Semiconductor Solutions Group to a stellar performance year in fiscal 2020 and positioned it for additional growth in fiscal year 2021. He managed substantial supply chain initiatives to help minimize disruptions to customers as a result of COVID-19 and played a key role in strategizing for vertical opportunities resulting in the purchase of Precise Automation later in fiscal 2021.

Guojuan Liao, Former President, Life Sciences Services
•
Dr. Liao led the Life Sciences Services division to another strong and profitable growth year in fiscal 2021 and integrated our Storage Repository business with our genomics services division. She effectively led the Services group which had a vital role in enabling customers to develop a COVID-19 vaccines and facilitated the continued capture of market share for genomic services within China.

Robin Vacha, Senior Vice President and General Manager, Life Sciences Products
•
Mr. Vacha was promoted to Senior Vice President in January following his appointment in April 2020 to lead the Life Sciences Products division as general manager. He led the business to record setting results and effectively leveraged the business’ capabilities to respond to the numerous opportunities presented to help combat the COVID-19 pandemic. He introduced several operational efficiencies resulting in margin expansion within the business during fiscal 2021.

Annual Cash Incentive for Fiscal 2021 – Performance-Based Variable Compensation (PBVC)
Each year the HRC Committee, with management, reviews the Annual Operating Plan, or AOP, to determine the critical financial metrics and goals they believe will drive stockholder value when achieved. For fiscal 2021, the HRC Committee elected to retain the Revenue, Adjusted Gross Margin and Adjusted EPS metrics for the PBVC as each is aligned to our emphasis on accelerating profitable growth.
In reviewing the metrics and goals, the HRC Committee was guided by the following:
•	Aligning the shorter-term financial objectives of our annual PBVC incentives and the longer-term strategic objectives of our LTIP
•	Establishing financial goals that are aggressive but achievable, that show significant growth over prior years’ targets and results and that account for significant acquisitions and divestitures
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan and business model
•	Defining appropriate ranges of financial long-term performance to equitably reward performance below and above our aggressive targets for our business during fiscal 2021
The HRC Committee met over several sessions and engaged our compensation consultant to review our (and our peer group’s) historical achievement levels on the proposed metrics to ensure appropriate rigor in setting these goals. Based on its independent assessment, Pearl Meyer concluded that the fiscal 2021 incentive compensation performance goals were of appropriate rigor reflecting:
•
A goal-setting process incorporating all marketplace best practices, including significant and meaningful year-over-year growth, appropriately structured performance ranges and corresponding reasonable payout levels

•	Alignment with investor expectations and performance ranges that are generally consistent with peer design with highly robust stretch goal targets
•	PBVC goals based on meaningful organic growth for continuing business operations
•	Historical payouts that have fluctuated demonstrating a history of sufficiently challenging goals
34 AZENTA – 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 PBVC Financial Performance Goals
Our fiscal 2021 PBVC metrics and goals were key performance measures that anticipated continued growth in our Semiconductor Solutions Group and Life Sciences segments. The goals for the fiscal 2021 PBVC were determined by referencing financial targets in our AOP and excluded consideration of any acquisition activity that occurred during the 2021 fiscal year.
Annual Revenue:
•	Revenue goal set 7.4% higher than fiscal 2020 actual results and 8.5% higher than the fiscal 2020 PBVC target
•
Goal achievement dependent on: continued Semiconductor Solutions market share capture and aggressive growth; Life Sciences’ continued growth performance in Cryo Automation, and Consumables and Instruments; a restructured Sample Management business; and a fully leveraged and synergistic Genomics Services business

•	Weighted at 50% of Target
Adjusted Gross Margin:
•	Key metric for measuring the ability to drive profitability at all points in the industry cycle while outperforming the industry and increasing market share
•	Target is a 130bps improvement over fiscal 2020 actual results and fiscal 2020 target
•
Goal driven by: Semiconductor Solutions’ expansion on product cost reductions and improved product value mix; Life Sciences’ increases on improved mix; and continued expansion into higher valued markets

•	Weighted at 25% of Target
Adjusted EPS:
•	Aggressive target goal to measure our performance in delivering profitable growth using a metric that is understood by our stockholders
•	Adjusted EPS target is 28% greater than fiscal 2020 actual and 23% greater than the target goal for fiscal 2020
•	Weighted at 25% of Target
Fiscal 2021 Corporate PBVC Results − CEO
		TARGETS				ACHIEVEMENT
						Year End Result
Corporate	Metric Weighting	Threshold 25%	Target 100%	Max 150%	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Annual Revenue	50%	$890M	$960M	$1,060M	$1,178M	200.0%	100.0%
Adjusted Gross Margin	25%	43.5%	45.0%	46.5%	46.6%	200.0%	50.0%
Adjusted EPS	25%	$1.25	$1.60	$2.00	$2.53	200.0%	50.0%
Corporate Financial Metrics	100%						200.0%
AZENTA – 2021 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 Corporate PBVC Results − Named Executive Officers
		TARGETS				ACHIEVEMENT
						Year End Result
Corporate	Metric Weighting	Threshold 25%	Target 100%	Max 150%	Full Year Actual(1)	Award Percent	Weighted % of Target Award
Annual Revenue	50%	$890M	$960M	$1,060M	$1,178M	150.0%	75.0%
Adjusted Gross Margin	25%	43.5%	45.0%	46.5%	46.6%	150.0%	37.5%
Adjusted EPS	25%	$1.25	$1.60	$2.00	$2.53	150.0%	37.5%
Corporate Financial Metrics	100%						150.0%
(1)	Full Year Actual excludes results from any acquisitions made in fiscal 2021.
Fiscal 2021 PBVC performance outcomes were a significant improvement over fiscal 2020, and results reached the aggressive stretch targets established for the plan. This was accomplished despite the COVID-19 pandemic ongoing for the full operating year. Our Life Sciences businesses in both Products and Services continued to play vital and responsive roles in the advancement of COVID-19 care and vaccines. Our genomics services and consumables businesses maintained their very aggressive and increasingly profitable revenue growth across all lines and products. Cryo Automation realized exceptional traction and revenues expanded across many new customers while operating margins expanded and we experienced double-digit revenue growth. Solid performance within our Semiconductor Solutions Group segment featured a record number of “design-in-wins” and marked expansion among existing customers which allowed the business to continue to gain market share across both the Automation and Contamination Control Solutions business units. None of our acquisitions completed in fiscal 2021 were included in the fiscal 2021 PBVC results.
Listed below are our CEO’s and our other named executive officers’ earned cash payouts based on the achievement of the corporate financial metrics as weighted. Mr. Jarzynka, Dr. Liao and Mr. Vacha were also measured on specific business unit financial performance under the fiscal 2021 PBVC.
	Target Opportunity as % of Fiscal Year Base Pay	Metric Weighting		Cash Payout	Payment as a % of Target
Name		Corporate	Business
Stephen S. Schwartz	110%	100%	0%	$1,565,808	200.0%
Lindon G. Robertson	100%	100%	0%	$777,548	150.0%
Guojuan Liao	75%	40%	60%	$455,875	133.7%
David E. Jarzynka	75%	40%	60%	$511,529	150.0%
Robin Vacha	65%	40%	60%	$377,063	150.0%
Long-Term Incentives
We regularly review the design of our equity incentive plan to ensure it remains calibrated to our long-term strategic goals while providing the appropriate balance of challenge and motivation.
With the transformation of the Company that has accelerated over the prior two years, the HRC Committee conducted an in-depth review of the plan designs for both our annual PBVC and our three-year LTIP as we have done for the past several years. The HRC Committee commissioned Pearl Meyer to assist with the review and enlisted the support of the Company’s Human Resources department. The objectives and process of the review were as follows:
•	Diligence exercise to assist the HRC Committee and management in defining the strongest incentive plan metrics that drive stockholder value;
•	Internal Review: Subjective analysis and discussion on current metrics linkage and alignment to specific strategic criteria;
•	External Review: Benchmarking of our incentive plan metrics alignment to our compensation peer group and review of achievement results and payouts over several years; and
•	Determination of incentive metrics and design for upcoming PBVC and LTIP awards.
36 AZENTA – 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The HRC Committee presented the conclusions from the review to the full Board at the Board’s August 2020 meeting. In summary, the review reinforced our belief that our plan designs as well as metrics and goals are appropriately aligned with prevailing peer practices. The HRC Committee and the Board also concluded that the metrics and incentive plan designs are closely tied to our business strategy for both the short and long term and have served the stockholders well in delivering value.
Each of our named executive officers received award grants of both time-based and performance-based RSUs in fiscal 2021.
We use performance based RSUs for the majority (75%) of our equity grants and measure performance at the end of each three-year LTIP period.
Similar to our annual PBVC, the HRC Committee has been very consistent in the selection of metrics for the LTIP that are in support of our long-term strategy. We believe this consistency helps focus the executives on achieving the financial results that we believe will drive stockholder value. We believe total annualized stockholder return for our 5-, 3- and 1- year periods of 52%, 44%, and 122%, respectively, are strong indicators that our incentive plans are helping drive appropriate, results-focused behaviors.
The financial metrics for the fiscal 2019, 2020 and 2021 LTIPs are comprised of cumulative Adjusted Operating Profit, cumulative Free Cash Flow, and three-year average ROIC, each equally weighted.
We have selected these metrics because we believe:
•	Adjusted Operating Profit is a key performance indicator that motivates and rewards sustained growth in profit, and demands a longer-term management focus on business operations and profitability;
•
Free Cash Flow will provide funding for growth initiatives, focused on new product development and acquisitions, and is a key indicator of overall company performance with a strong management line of sight; and

•
ROIC is a key financial metric, as it focuses executives on a forward looking, disciplined approach to capital investment in optimizing stockholder return. This metric will measure effective capital deployment in internal organic investments and acquisitions with accretive returns.

Grant Process
The value of each year’s LTIP equity grant for the CEO and our other named executive officers is based on a variety of factors including market and peer group data as provided by Pearl Meyer, the ability of the executive to impact long-term stockholder value, the executive’s prior contributions and performance and the currently outstanding equity grants held by the executive. For executive officers, this translates into a projected equity value to target cash compensation ratio generally ranging from 1.0 to 1.5. A combination of performance and time-based RSUs are used as part of our LTIP. Performance-based RSUs are intended to focus and align management leadership on increasing share value and profitable growth, while time-based RSUs help promote retention of key leadership talent.
The following table shows grant date value for the fiscal 2019, 2020 and 2021 LTIPs.
LTIP Grant Date Value
(In thousands)
Grant Date	2019* 11/29/18	2020 11/11/19	2021 11/13/20
Executive
Stephen S. Schwartz	$2,982	$2,500	$3,000
Lindon G. Robertson	$1,257	$1,050	$1,150
Guojuan Liao	$957	$800	$850
David E. Jarzynka	$957	$850	$850
Robin Vacha	$650	$750	$750
*
The grant date value shown for fiscal 2019 is approximately 20% higher than the grant dollar value approved by the Board due to a timing issue where the HRC Committee meeting to approve the LTIP design for fiscal 2019 - 2021 was held on November 29, 2018, after the date used by us to convert dollar values to RSUs under our standard practice (3 days following the release of earnings, November 23, 2018). Over the period from November 23, 2018 to November 29, 2018, the price of our Common Stock rose by approximately 20%. This timing issue did not occur in fiscal 2020 and fiscal 2021 and the grant date value was equal to the grant dollar value.

Equity Plan Analysis
The most recent Pearl Meyer executive pay analysis, completed in October 2021, noted that our dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year’s common shares outstanding) was
AZENTA – 2021 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS
below the 25th percentile of our 2021 compensation peer group. Our share burn rate, which is the sum of options and full-value shares granted divided by weighted average shares outstanding (where all options and full-value shares are counted equally) was 0.5% in fiscal 2021 and 0.7% for our three-year average as shown in the chart below. These figures are approximate to the 25th percentile of our peer group. We believe that this judicious use of equity awards affords the HRC Committee flexibility in providing incentives to executives to drive strategic initiatives.

Fiscal 2019 - 2021 LTIP
The fiscal 2019 LTIP covering the fiscal years 2019 – 2021 was approved by the HRC Committee and the full Board in November 2018 and was designed with the same metrics as the fiscal 2018 – 2020 LTIP but with significantly greater goals for each metric that took into account the strong performance in fiscal 2018 and our longer-term financial models that we believe support a strategy of profitable growth. The HRC Committee decided to keep each metric equally weighted at one-third.
Prior to the start of the 2019 fiscal year on October 1, 2018, we announced that we were in the process of divesting our Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco group) for $675 million and buying genomics services provider GENEWIZ for $450 million. The GENEWIZ acquisition closed on November 15, 2018 and it was anticipated that the divestiture of the Semiconductor Cryogenics business would close sometime in the second fiscal quarter (January – March 2019), although it actually closed on July 1, 2019. This three-year LTIP was the first to reflect the inclusion of GENEWIZ in the financial goals and the divestiture of the Semiconductor Cryogenics business that occurred later in the fiscal year. As the Semiconductor Cryogenics business met the criteria for discontinued operations, that segment’s financial results were not considered in the LTIP goal setting. Following the end of fiscal 2021, we measured our performance against the goals. Our strong financial performance over the last three-year period resulted in our ROIC significantly exceeding the target goal; the Free Cash Flow metric slightly exceeding the goal; and the Adjusted Operating Profit reaching 83% of the goal. The equally weighted metrics resulted in an overall vesting percentage of 110% of the performance-based RSUs previously awarded. Given the strong total shareholder return annual growth rate over the three-year period of 44%, we believe that the LTIP results demonstrate the rigor of our goal setting process for incentive plans.
LTIP 2019 - 2021 Financial Results
Long Term Incentive Plan Objectives – Fiscal 2019 - 2021 LTIP
Strategic Objective	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200% of Award	Results	Weighted % of Target Earned
Adjusted Operating Profit(1)	33%	3 Years	Cumulative Adjusted Operating Profit 2019 - 2021	$350M	$475M	$650M	$446M	27%
Free Cash Flow(2)	33%	3 Years	Cumulative FCF 2019 - 2021	$180M	$260M	$425M	$269M	35%
ROIC(3)	34%	3 Years	3-year-average ROIC	4.7%	7.5%	12%	9.3%	48%
Total								110%
(1)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

(2)	Free Cash Flow: cumulative operating cash flow less capital expenditures.
(3)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
38 AZENTA – 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The following table summarizes the PSU awards earned by our named executive officers under the fiscal 2019 - 2021 LTIP:
	Fiscal 2019- 2021 LTIP
Name	Performance-Based RSUs (PSUs) Granted at Target	Total PSUs Earned (vested 11/15/2021)
Stephen S. Schwartz	73,043	80,346
Lindon G. Robertson	30,678	33,745
Guojuan Liao	23,374	25,710
David E. Jarzynka	23,374	25,710
Robin Vacha	15,778	17,354
Fiscal 2020 – 2022 and Fiscal 2021-2023 LTIPs
The fiscal 2020 and fiscal 2021 three-year LTIP metrics are also based on cumulative Adjusted Operating Profit, cumulative Free Cash Flow, and a three-year average of our ROIC, all equally weighted. Each quarter at their regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan.
FINANCIAL OBJECTIVES FISCAL 2020 - 2022 AND FISCAL 2021-2023 LTIPs
Strategic Objective	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum 200%of Award
ROIC (with acquisitions)(1)	34%	3 Years	3–year–average ROIC	*	*	*
Free Cash Flow(2)	33%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted Operating Profit(3)	33%	3 Years	Cumulative Adjusted Operating Profit	*	*	*
Definitions:
(1)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted: (Y1 + Y2 + Y3)/3.
(2)	Free Cash Flow: cumulative operating cash flow less capital expenditures.
(3)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the LTIP.

Impact of Business Separation Announcement on the Outstanding LTIPs for fiscal 2020-2022 and fiscal 2021-2023
Following the announcement in September 2021 that we had agreed to sell our semiconductor automation business to Thomas H. Lee Partners, L.P. upon satisfaction of customary closing conditions and regulatory approvals, the HRC Committee began reviewing various options for a fair and equitable manner in which to address the two outstanding LTIP awards. The HRC Committee defined several objectives to guide them in crafting a solution. These included:
•	Maintaining incentive and motivational value of the originally constructed plans
•	Providing fair recognition for the achievements accomplished through the two-year and one-year periods of each applicable LTIP as of the end of fiscal 2021
•	Minimizing any potential windfall situations
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COMPENSATION DISCUSSION AND ANALYSIS
•	Retaining the same schedule of performance- or time-based vesting originally intended in each plan
•	Replacing the more recently approved LTIP (2021-2023) with revised goals for the remaining two years of the plan that measured performance solely based on the Life Sciences businesses
Following considerable deliberation and consideration of alternatives and working with management and the HRC Committee’s independent consultant, the HRC Committee recommended, and the Board approved (pending closing of the transaction with Thomas H. Lee Partners, L.P.) the following:
LTIP Plan FY 2020-FY 2022: With two years of actual results recorded, the HRC Committee decided to use the fiscal year 2022 forecast that reflected the results of the combined businesses to measure the final achievement factor of the plan. Using the two years of actual results and the one-year forecast, participants will “bank” these shares and vest on the original expected vesting date of November 15, 2022 as long as the participant remains employed by us on that date.
LTIP Plan FY 2021-FY 2023: With one year of actual results recorded and two years of performance measurement remaining, the HRC Committee agreed to measure the achievement factor using two years of the previously approved forecast along with the one year of actual results. The performance shares will then be prorated for the one year elapsed out of the three-year LTIP period such that one-third of the award will be and “banked” based on the three-year achievement factor that includes a cap so that the achievement factor cannot exceed 150% of the target (200% is possible under the plan design). Vesting of the prorated shares will occur on the original expected vesting date of November 15, 2023 as long as the participant remains employed by us on that date. In addition, the HRC Committee approved a new two-year LTIP covering the fiscal years 2022 and 2023 to measure performance achievement for the remaining two-thirds of the original performance share units granted under the FY2021 – FY2023 LTIP. The same metrics were used with revised goals reflecting the Life Sciences businesses only.
Elements of Our Fiscal 2022 PBVC and LTIP
In establishing our metrics and goals for the fiscal 2022 short- and long-term incentive plans, we again relied upon the comprehensive review undertaken to ensure our plan designs and metric selection were strongly aligned to our business and optimized to help drive stockholder value.
The review affirmed the appropriateness of our current plan design and features for both the PBVC and LTIP.
For the fiscal 2022 PBVC cash incentive, the financial metrics were intended to reflect the pure life sciences focus of the business. As a result, it was agreed to drop the Adjusted Gross Margin metric and rely on the two financial metrics of Corporate Revenue (55% weight) and Adjusted Earnings Per Share (35% weight). In addition, an Environmental, Social and Governance performance metric was incorporated at a 10% weighting. For the fiscal 2022 – 2024 LTIP, the financial metrics are comprised of cumulative Adjusted Operating Profit (33% weight), cumulative Free Cash Flow (33% weight) and ROIC (34% weight).
Other Compensation and Policies
Stock Ownership Guidelines
Stock ownership guidelines require that within five years of their hire date, executive officers, including our named executive officers Dr. Schwartz, Messrs. Robertson, Jarzynka and Vacha, and Dr. Liao, acquire and maintain beneficial ownership of Azenta shares at different multiples of salary depending upon position. The CEO has an ownership requirement of six (6) times base salary. The CFO has an ownership requirement of three (3) times base salary. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. As of the end of fiscal 2021, Dr. Schwartz has exceeded his six (6) times ownership requirement; Mr. Robertson has exceeded his three (3) times ownership requirement; and the remaining named executive officers have exceeded their two (2) times base salary requirement. The guidelines cease to apply to any executive officer after termination of their employment.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of compensation or any policy encouraged inappropriate or unacceptable risk to the Company on an annual basis. The HRC Committee is provided with a series of Company analytical factors which focus upon several key areas of our compensation program, including: external market reference; pay mix; range and sensitivity of our PBVC and LTIP; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. We believe this provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executives’ interests with those of our stockholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balances the creation of long-term value with shorter-term positive results.
Clawback Provisions
Clawback provisions which apply to the CEO and CFO are contained in employment agreements and/or offer letters and are consistent with the Sarbanes-Oxley Act of 2002. These provisions govern the recoupment of annual and long-term incentive compensation in the
40 AZENTA – 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
event of an accounting restatement due to material noncompliance by the Company that results from misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers (including the CEO and the CFO), which is applicable to incentive-based compensation (such as the PBVC and performance-based RSUs) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) whose intentional misconduct caused or contributed to the need for the restatement under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.
Employment Agreements
We currently have an employment agreement with Dr. Schwartz. The agreement provides for, among other things, a specified annual base salary and the target variable compensation award based on performance. It also provides that he will be entitled to severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason”. Severance and benefits are continued on a payroll to payroll basis if he remains unemployed following the initial twelve months of payment up to an additional twelve months. More information can be found under the section “Post-Employment Benefits”.
Messrs. Robertson and Jarzynka have each entered into offer letters that stipulate the terms and conditions of their employment with us. In June 2015, we modified the original offer letter to Mr. Robertson to provide for the same severance provisions as Dr. Schwartz (one year’s base salary and benefits and up to an additional 12 months so long as the executive remains unemployed). In November 2016 we modified the offer letter to Mr. Jarzynka to provide severance pay of six months’ base salary and benefits and up to an additional six months of severance and benefits so long as the executive remains unemployed. We believe these changes are appropriate as they reflect customary market practice for executives and provide our executives with the proper focus when analyzing potential transactions.
In October 2021, we entered into a letter agreement with Dr. Liao under which Dr. Liao ceased to serve as the President, Life Sciences Services and agreed to serve as a strategic advisor to Stephen S. Schwartz, Brooks’ President and Chief Executive Officer, from October 11, 2021 through December 31, 2021. Under the letter agreement, we agreed to compensate Dr. Liao at a rate equal to 62.5% of her current base salary, reflecting a 25-hour work week while serving in the role of strategic advisor.
Change-In-Control and Non-Compete Agreements
We currently have provisions within our equity award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment without “cause” or resignation for “good reason” within a year following or six months prior to a change-in-control).
In June 2015, we extended the double-trigger change in control provisions to our severance and benefits arrangements with Dr. Schwartz and Mr. Robertson and increased the protected termination period following a change in control to two years. The arrangement includes:
•	Cash severance, payable bi-weekly, equal to two times the amount of their current base salary and annual target bonus
•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination
•	Fully accelerated vesting of all unvested equity awards including any performance-based awards that have not yet been earned calculated at the target award amount
In exchange for the change in control agreement, we entered into a non-competition agreement with Dr. Schwartz and Mr. Robertson where each executive agreed that during the term of the agreement and for 12 months following termination for any reason, the executive:
•	Shall not work or invest in any business that is competitive with Azenta
•	Shall not solicit for employment any employee of Azenta or solicit a customer (within the last two years) of Azenta
In November 2016, we extended the change-in-control provisions and non-compete agreements to Mr. Jarzynka on the same basis as described for Dr. Schwartz and Mr. Robertson.
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our CEO and our other named executive officers. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he or she is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the executive will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Azenta.
AZENTA – 2021 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to our named executive officers, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as performance-based. Certain of our compensation programs were designed to permit us to qualify for the performance-based exception, although the Company reserved the right to pay compensation that did not qualify as “performance-based”. While the HRC Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board voted that it would not make any gross-up or tax reimbursement commitments to any executives.
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.
Human Resources and Compensation Committee Report
To The Stockholders of Azenta, Inc.:
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of September 30, 2021
Ellen M. Zane, Chair
Robyn C. Davis
Michael Rosenblatt
42 AZENTA – 2021 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Stephen S. Schwartz	2021	$711,731		$3,000,067	$1,565,808	$13,050(3)	$5,290,656
President and Chief Executive Officer	2020	$675,000		$2,500,039	$729,692	$12,825	$3,917,556
	2019	$667,692		$2,991,821	$299,293	$12,600	$3,971,406
Lindon G. Robertson	2021	$518,365		$1,150,016	$777,548	$13,050(4)	$2,458,979
Executive Vice President & Chief Financial Officer	2020	$500,000		$1,050,015	$491,375	$12,825	$2,054,215
	2019	$495,615		$1,495,941	$201,963	$12,600	$2,206,119
Guojuan Liao(8)	2021	$454,692		$850,029	$455,875	$13,050(5)	$1,773,646
Former President, Life Sciences Services	2020	$440,000		$800,016	$261,096	$12,825	$1,513,937
	2019	$366,385	$63,952	$957,389	$255,713	$15,430	$1,658,869
David E. Jarzynka	2021	$454,692		$850,029	$511,529	$13,050(6)	$1,829,301
President, Brooks Semiconductor Solutions Group	2020	$440,000		$850,035	$317,526	$12,825	$1,620,386
	2019	$422,462		$957,389	$87,671	$13,400	$1,480,922
Robin Vacha	2021	$386,731		$750,034	$377,063	$14,365(7)	$1,528,193
Senior Vice President, Life Sciences Products	2020	$350,000		$569,996	$56,844	$12,652	$989,492
	2019	$335,385		$540,020	$246,854	$14,002	$1,136,260
(1)
Awards consist of restricted stock unit (RSU) awards. In November 2020, the Company issued both time-based and performance-based RSUs under our Fiscal Year 2021 - 2023 Long-Term Incentive Plan to each of the named executive officers. The value of an award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $4,500,000 for Dr. Schwartz; $1,725,000 for Mr. Robertson; $1,275,000 for Dr. Liao; $1,275,000 for Mr. Jarzynka; and $1,125,000 for Mr. Vacha.

(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s Performance-Based Variable Compensation Plan.
(3)	Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $13,050 in matching contributions to Dr. Schwartz’s account under the Company’s qualified 401(k) plan.
(4)	Represents amounts paid or accrued by the Company on behalf of Mr. Robertson as follows: $13,050 in matching contributions to Mr. Robertson’s account under the Company’s qualified 401(k) plan.
(5)	Represents amounts paid or accrued by the Company on behalf of Dr. Liao as follows: $13,050 in matching contributions to Dr. Liao’s account under the Company’s qualified 401(k) plan.
(6)
Represents amounts paid or accrued by the Company on behalf of Mr. Jarzynka as follows: $13,050 in matching contributions to Mr. Jarzynka’s account under the Company’s qualified 401(k) plan and an $800 patent award.

(7)	Represents amounts paid or accrued by the Company on behalf of Mr. Vacha as follows: $14,365 in matching contributions to Mr. Vacha's account under the Company’s qualified 401(k) plan.
(8)
Dr. Liao joined the Company in November 2018. Effective as of October 11, 2021, Dr. Liao is no longer serving as President, Life Sciences Services. Dr. Liao is serving as a strategic advisor to Dr. Schwartz through December 31, 2021.

AZENTA – 2021 Proxy Statement 43

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Grants of Plan-Based Awards Table
Fiscal Year 2021
During the fiscal year ended September 30, 2021 the following plan-based awards were granted to the named executive officers:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen S. Schwartz		$782,904	$1,565,808
	11/13/2020(2)						10,950	$749,966
	11/13/2020(3)			8,214	32,853	65,706		$2,250,102
Lindon G. Robertson		$518,365	$777,548
	11/13/2020(2)						4,197	$287,453
	11/13/2020(3)			3,149	12,594	25,188		$862,563
Guojuan Liao		$341,019	$511,529
	11/13/2020(2)						3,102	$212,456
	11/13/2020(3)			2,328	9,309	18,618		$637,573
David E. Jarzynka		$341,019	$511,529
	11/13/2020(2)						3,102	$212,456
	11/13/2020(3)			2,328	9,309	18,618		$637,573
Robin Vacha		$251,375	$377,063
	11/13/2020(2)						2,737	$187,457
	11/13/2020(3)			2,054	8,214	16,428		$562,577
(1)
These grants were made pursuant to a Performance-Based Variable Compensation Plan for fiscal year 2021 and reflect the target and maximum payouts with respect to fiscal year 2021. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)
Amount shown is the number of time-based RSUs awarded on November 13, 2020. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2021, November 15, 2022 and November 15, 2023.

(3)
Amount shown is the number of performance-based RSUs awarded on November 13, 2020 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2023 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained or November 15, 2023.

Under the fiscal year 2021 Performance-Based Variable Compensation Plan, participants were eligible to receive a cash bonus based on the achievement against corporate financial targets for adjusted gross margin, revenue and adjusted earnings per share, in each case for the fiscal year ended September 30, 2021. On November 3, 2021 the Company’s Board of Directors determined that the Company’s financial performance for the 2021 fiscal year resulted in the following percentages of target bonus being earned: 200% for Dr. Schwartz, 150% for Mr. Robertson, Mr. Jarzynka and Mr. Vacha, and 133.7% for Dr. Liao.
Under the 2021 - 2023 Long-Term Incentive Plan, participants were granted an award of RSUs on November 13, 2020, of which 25% vest based on the passage of time with a continuous service requirement of one-third of the grant per year on November 15, 2021, November 15, 2022 and November 15, 2023 and 75% will be earned based on the achievement of Company financial performance metrics, of which 33% will be earned based on cumulative adjusted operating profit over the three-year period, 33% will be earned based on cumulative free cash flow over the three-year period, and 34% will be earned based on average return on invested capital for the three-year period and if earned will vest on the later of the date the achievement is determined by the Board of Directors or November 15, 2023. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeds the target threshold for any metric, the eligible participants could achieve up to 200% of the number of performance-based RSUs.
A discussion of the material terms of the named executive officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.
44 AZENTA – 2021 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2021
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2021. There is no information regarding stock options because none of the named executive officers have been granted any stock options.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Number of Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Stephen S. Schwartz	8,115(1)	$830,775
			80,346(2)	$8,223,413
	8,863(3)	$907,128
			39,886(4)	$4,082,332
	10,950(5)	$1,120,733
			32,853(6)	$3,362,505
Lindon G. Robertson	6,006(1)	$614,816
			33,745(2)	$3,453,801
	3,723(3)	$380,947
			16,752(4)	$1,714,567
	4,197(5)	$429,563
			12,594(6)	$1,288,996
Guojuan Liao	2,597(1)	$265,803
			25,710(2)	$2,631,419
	2,836(3)	$290,265
			12,764(4)	$1,306,395
	3,102(5)	$317,490
			9,309(6)	$952,776
David E. Jarzynka	2,597(1)	$265,803
			25,710(2)	$2,631,419
	3,013(3)	$308,381
			13,562(4)	$1,388,071
	3,102(5)	$317,490
			9,309(6)	$952,776
Robin Vacha	1,753(1)	$179,420
			17,354(2)	$1,776,182
	2,020(3)	$206,747
			9,095(4)	$930,873
	2,737(5)	$280,132
			8,214(6)	$840,703
(1)	The unvested units consist of RSUs granted on November 29, 2018, which vested on November 15, 2021.
(2)
The units consist of RSUs granted on November 29, 2018 that were earned and vested based on achieving certain performance targets measured over the three-year period ended September 30, 2021. On November 2, 2021, the Human Resources and Compensation Committee determined that the Company’s financial performance over this period resulted in 110% of the RSUs being earned and vested, which amount is reflected in the table above.

(3)	The unvested units consist of RSUs granted on November 11, 2019, which vest in two equal installments on November 15, 2021 and on November 15, 2022.
(4)
The unvested units consist of RSUs granted on November 11, 2019 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2022.

(5)	The unvested units consist of RSUs granted on November 13, 2020 which vest in three equal installments on November 15, 2021, November 15, 2022 and November 15, 2023.
AZENTA – 2021 Proxy Statement 45

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(6)
The unvested units consist of RSUs granted on November 13, 2020 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2023.

(7)
The market value is calculated using the closing market price of our Common Stock ($102.35) on September 30, 2021, the last business day of the fiscal year. All performance-based awards are valued at target, not maximum.

(8)
The market value is calculated using the closing market price of our Common Stock ($102.35) on September 30, 2021, the last business day of the fiscal year. Except as otherwise noted, all performance-based awards are valued at target.

Stock Vested Table
Fiscal Year 2021
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen S. Schwartz	64,054	$4,386,990
Lindon G. Robertson	32,517	$2,226,952
Guojuan Liao	4,015	$274,987
David E. Jarzynka	19,598	$1,342,199
Robin Vacha	15,438	$1,057,349
(1)	The value realized equals the closing price of our Common Stock on the vesting dates, multiplied by the number of shares that vested.
Nonqualified Deferred Compensation Table
Fiscal Year 2021
The Company has established a nonqualified deferred compensation plan (the “NQDP”) to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The NQDP is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An additional feature of the NQDP is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives’ NQDP accounts.
Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(d)	(e)	(f)
Lindon G. Robertson	$49,138	$140,011	$—	$625,215
Dr. Schwartz, Dr. Liao, Mr. Jarzynka and Mr. Vacha are not participants in the NQDP.
(1)	Represents contributions to the NQDP during fiscal year 2021
(2)	Represents NQDP Gains during fiscal year 2021
(3)	Represents Withdrawals and Distributions during fiscal year 2021
(4)	Represents total NQDP account balance as of September 30, 2021
Pension Benefits
We do not have any qualified or nonqualified defined benefit plans, other than certain plans for international employees. No named executive officer participates in any of those plans.
46 AZENTA – 2021 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the Company’s current named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2021, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($102.35).
Name	Event	Salary & Other Cash Payment	Health Insurance Contribution	Vesting of Stock Awards	Total
Stephen S. Schwartz	Termination Without Cause or for Good Reason	$725,000(1)	$12,397	$	$$737,397
	Change of Control with Termination	$3,045,000(2)	$28,626	$17,779,423(3)	$20,853,049
Lindon G. Robertson	Termination Without Cause or for Good Reason	$525,000(1)	$17,343	$	$$542,343
	Change of Control with Termination	$2,100,000(2)	$41,115	$7,568,783(3)	$9,709,897
Guojuan Liao	Termination without Cause or for Good Reason	$0	$11,723	$	$$11,723
	Change of Control with Termination	$0	$29,479	$5,525,058(3)	$5,554,537
David E. Jarzynka	Termination Without Cause or for Good Reason	$230,000(4)	$8,672	$	$$247,343
	Change of Control with Termination	$1,610,000(2)	$40,504	$5,624,849(3)	$7,275,353
Robin Vacha	Termination Without Cause or for Good Reason	$0	$0	$	$$17,343
	Change of Control with Termination	$0	$0	$4,052,753(3)	$4,093,444
(1)
Under the terms of Dr. Schwartz’s employment agreement and the offer letter for Mr. Robertson, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(2)
Under the terms of the Change in Control Agreement with each of Dr. Schwartz, Mr. Robertson and Mr. Jarzynka, if the executive is terminated without cause, or resigns for good reason, within two years following or the six month period prior to a change in control, the executive will be entitled to receive a severance amount equal to two times the sum of the executive’s annual base salary plus the executive’s target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, the executive will be entitled to a lump sum payment equal to the estimated cost of the executive’s continued welfare benefits (health, dental, and life and disability insurance) for a two-year period following termination.

(3)
Under the terms of each named executive officer’s equity award agreement, in the event of a change-in-control, followed by a termination without cause or resignation for good reason within one year, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(4)
Under the terms of Mr. Jarzynka’s offer letter entered into in November 2016, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to six months of current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed the executive received his bonus for the six month period). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) six additional months or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

AZENTA – 2021 Proxy Statement 47

CEO PAY RATIO
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, President and Chief Executive Officer, Stephen S. Schwartz, and the ratio of these two amounts. The Company’s pay ratio may not be comparable to the pay ratios of other companies given varying workforce composition and pay practices, as well as the flexibility permitted in identifying the median employee.
The Company determined that the 2021 annual total compensation of our median employee as of September 30, 2021 was $50,709 and Dr. Schwartz’s annual total compensation for 2021 was $5,290,656, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 104:1.
The Company selected September 30, 2021, the last day of our most recently completed fiscal year, as the effective date used to identify the median employee. As of this date the Company employed approximately 3,936 employees globally. The Company did not elect to make any exclusions as permitted under the SEC’s de minimis rule.
The Company used a Consistently Applied Compensation Measure to identify the median employee based on the sum of base pay/regular wages, overtime and target bonus. The Company elected to include bonus payments given the broad participation rates in these programs across our employee base. Annualized salary rates for full-time employees and hourly pay rates and scheduled hours worked were used as reasonable estimates of salary/wages.
48 AZENTA – 2021 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2021 regarding the shares of our Common Stock available for grant or granted under equity compensation plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders(1)	1,088,652	$47.35	3,334,571(3)
Equity compensation plans not approved by stockholders	0
Total	1,088,652		3,334,571
(1)	Consists of restricted stock units.
(2)	Excludes securities reflected in the first column of the table.
(3)	Includes 869,284 shares available for issuance under our Employee Stock Purchase Plan.
RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:
•	an executive officer, director or director nominee;
•	any person who is known to be the beneficial owner of more than 5% of our Common Stock;
•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the SEC as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers, suppliers and others. Our policy requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment of Azenta in connection with relationships with prospective or existing suppliers, contractors, customers, competitors or regulators. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the board. During fiscal year 2021, we entered into related party transactions with Admera Health, a privately owned advanced molecular diagnostics company, of which our named executive officer, Dr. Liao, owns approximately 17% of the outstanding equity interest. During fiscal year 2021, we engaged in a commercial relationship with Admera Health pursuant to which Admera health provided outsourced gene sequencing and other laboratory services to Azenta, for which we paid Admera Health $1.3 million in fiscal year 2021.
AZENTA – 2021 Proxy Statement 49

PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Officers” including under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors.
As described in detail under the heading “Executive Officers-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the Compensation Discussion and Analysis for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2021 compensation of our named executive officers.
Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Officers-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.
The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.
We will hold an advisory vote on executive compensation annually and will ask stockholders to vote on the frequency of those advisory votes every six years. Our next vote on the frequency of advisory votes on executive compensation will be at the 2024 annual meeting of stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A
NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS
PROXY STATEMENT IS IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS
AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

50 AZENTA – 2021 Proxy Statement

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2021 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2021, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2021, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2022.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chair of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable requirements of the PCAOB. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight” above, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.
Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2021, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2021, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended September 30, 2021. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2022.
Respectfully submitted,
Audit Committee:
Alfred Woollacott, III, Chair
Erica McLaughlin
Frank E. Casal
AZENTA – 2021 Proxy Statement 51

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Azenta to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal years ended September 30, 2021 and September 30, 2020.
	2021	2020
Audit Fees	$2,987,388	$2,895,392
Audit-Related Fees	$2,036,000	$65,000
Tax Fees	$195,762	$260,527
All Other Fees	$7,500	$956
Description of Services
Audit Fees: Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2021 and 2020, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees: Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2021 and 2020. In fiscal year 2021, the Company incurred $2,021,000 in audit related fees to PwC in connection with the pending divestiture of our Semiconductor Solutions business and $15,000 in connection with SEC filings. In fiscal year 2020, the Company incurred $65,000 in audit related fees to PwC in connection with SEC filings and technical accounting consultations.
Tax Fees: Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2021, the tax fees included $52,954 for U.S. tax services and the remainder for non-U.S. tax compliance. For fiscal year 2020, the tax fees included $50,007 for U.S. tax services and the remainder for non-U.S. tax compliance.
All Other Fees: Comprise fees for certain web-based accounting research tools paid to PwC in fiscal years 2021 and 2020.
The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
Pre-Approval Policy and Procedures
The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee.
In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
52 AZENTA – 2021 Proxy Statement

PROPOSAL NO. 3  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022, and stockholders are asked to ratify the selection at the Annual Meeting. The Audit Committee has considered and determined that PwC has no commercial relationship with the Company that would impair its independence in the next fiscal year. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 3. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF AZENTA AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2021, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2021.
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.Azenta.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a Current Report on Form 8-K.
Stockholder Proposals and Recommendations For Director
Proposals which stockholders intend to present at our 2023 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than August [17], 2022. If a proponent fails to notify us by October [31], 2022 of a non-Rule 14a-8 stockholder proposal which it intends to submit at our 2023 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.
Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee. These recommendations and any proposals for inclusion in the proxy statement for the 2023 annual meeting of stockholders should be sent to the Nomination and Governance Committee c/o Board of Directors, Azenta, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824.
Nominations for directors in connection with the 2023 annual meeting of stockholders should be received by the Company no later than October 26, 2022. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter and in accordance with our Stockholder Nomination process and our Corporate Governance Guidelines, each of which is available on our website. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.
AZENTA – 2021 Proxy Statement 53

OTHER MATTERS
Voting Results
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amendment to the Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Azenta, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-2400.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Azenta, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.Azenta.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE OR PROMPTLY SUBMIT
A PROXY BY TELEPHONE OR THE INTERNET.

54 AZENTA – 2021 Proxy Statement

Appendix A
Reconciliation of Non-GAAP to GAAP Financial Measures Used in Proxy Statement –
Use of Non-GAAP Financial Measures
Azenta, Inc. (the “Company”) supplements its financial measures under U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures to provide stockholders a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for GAAP measures. These measures should always be considered in conjunction with appropriate GAAP measures.
A reconciliation of the non-GAAP measures of Non-GAAP Gross Profit and Margin, Non-GAAP EPS and Non-GAAP Operating Profit and Margin to Gross Profit and Margin, Diluted EPS and Operating Profit and Margin, respectively, the most comparable GAAP measure to each non-GAAP measure is included below. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets. Amounts presented in the tables below are in millions, except per share amounts.
($ in millions, except share and per share amounts)
	FY 2018	FY 2019	FY 2020	FY 2021
Revenue	632	781	897	1,194
GAAP gross profit	246	316	380	539
Gross profit margin	39%	41%	42%	45%
Merger and acquisition costs	2	0	—	0
Amortization expense	5	10	11	10
Tariff adjustment	—	—	—	5
Other special charges	—	(0)
Restructuring related charges	—	0	0	—
Non-GAAP gross profit	253	327	391	555
Non-GAAP gross profit margin	40%	42%	44%	47%

GAAP operating expenses	(215)	(270)	(302)	(394)
Merger and acquisition costs	7	7	1	34
Amortization expense	19	25	31	31
Restructuring charges	1	2	1	1
Other special charges	—	—	—	14
Non-GAAP operating expenses	(188)	(237)	(269)	(315)

GAAP operating profit	31	46	78	145
Operating profit margin	5%	6%	9%	12%
Non-GAAP operating profit	65	90	122	240
Non-GAAP operating profit margin	10%	12%	14%	20%

AZENTA – 2021 Proxy Statement A-1

($ in millions, except share and per share amounts)
	FY 2018	FY 2019	FY 2020	FY 2021
GAAP net income	68	10	65	112
Merger and acquisition costs	9	7	1	34
Amortization expense	24	35	42	41
Restructuring charges	1	2	2	1
Other special charges	(0)	—	14
Tariff adjustment	—	—	—	5
Tax related adjustments	(44)	0	(4)	(9)
Tax effect of adjustments	(13)	(13)	(13)	(6)
Non-GAAP net income	45	55	93	192
Diluted earnings per share	0.95	0.13	0.88	1.50
Non-GAAP diluted earnings per share	0.64	0.76	1.26	2.58

Diluted shares outstanding	71.3	72.4	73.9	74.5
A-2 AZENTA – 2021 Proxy Statement

Azenta, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

AZENTA LIFE SCIENCES

AZENTA, INC.
15 ELIZABETH DRIVE
CHELMSFORD, MA 01824
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 23, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 21, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZTA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 23, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 21, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62894-P63982 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AZENTA, INC. (FORMERLY KNOWN AS BROOKS AUTOMATION, INC.)

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frank E. Casal
02) Robyn C. Davis
03) Joseph R. Martin
04) Erica J. McLaughlin
05) Krishna G. Palepu
06) Michael Rosenblatt
07) Stephen S. Schwartz
08) Alfred Woollacott, III
09) Mark S. Wrighton
10) Ellen M. Zane

The Board of Directors recommends you vote FOR proposals 2 and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2022 Annual Meeting of Stockholders of Azenta, Inc. will be held on January 24, 2022 at 10:00 a.m., Eastern Time, virtual meeting, for the matters stated on the reverse side.

The Board of Directors has fixed December 3, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the virtual only Annual Meeting. To ensure your representation at the virtual only Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the virtual only Annual Meeting may vote even if that stockholder has previously returned a Proxy Card.

By order of the Board of Directors

Jason W. Joseph

Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report on Form 10-K, and Shareholder Letter are available at www.proxyvote.com.

D62895-P63982

Stephen S. Schwartz and Lindon G. Robertson, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Azenta, Inc. to be held on January 24, 2022, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE AZENTA, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE VIRTUAL ONLY ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ONLY ANNUAL MEETING.

Continued and to be signed on reverse side